UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2008

CAVITATION TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138074	20-4907818
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10019 Canoga Ave, Chatsworth, California		91311
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 818-718-0905

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations, our ability to develop brand recognition with resellers and consumers, develop our current and future products, increase sales and our estimates of cash expenditures for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors”, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us” and “our company” refer to Cavitation Technologies, Inc and to our wholly owned subsidiary, HydroDynamic Technology, Inc.

Item 5.06 Change in Shell Company Status

Management has determined that, as of the completion of the acquisition of Hydrodynamic Technology, Inc. our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.

Because we have acquired all of the common stock of Hydrodynamic Technology, Inc., we are now engaged in the business of manufacture and sale of modular biodiesel production systems. Please refer to the section entitled “Description of Business” in this current report for a detailed description of the new business of our company. Accordingly, we include in this Current Report on Form 8-K, the information that would be required if we were filing a general form for registration of securities on Form 10.

SUMMARY

On October 24, 2008, we completed our acquisition of all of the issued and outstanding common stock of Hydrodynamic Technology, Inc, a privately held California corporation, engaged in the business of manufacture and sale of modular, Biodiesel production systems.

DESCRIPTION OF THE BUSINESS

Hydrodynamic Technology, Inc. was incorporated under the laws of the State of California on January 29, 2007. Hydrodynamic Technology, Inc.’s primary activity is the manufacture and sale of biodiesel production systems. Hydrodynamic Technology, Inc. has two primary products. The first is the BioForce 9000 Modular Biodiesel Production System. The BioForce 9000 is a modular biodiesel production system, which relies on Hydro’s proprietary cavitation technology. The BioForce 9000 comes in 4 models, a 10GPM version, a 20GPM version, a 30GPM version and a 40GPM version. The selling prices range from $2,094,000 for the 10GPM version to $3,320,000 for the 40GPM version. Each version comes with four skids: reactor skid, demethylator skid, separator/centrifuge skid, and an ion exchange skid. The second product sold by HydroDynamic Technologies is the reactor skid which is sold as a standalone unit with the name Nano Biodiesel Reactor Skid System.

The Company feels that sales of the Bioforce 9000 and the Reactor Skid System will account for approximately 70% of the Company’s revenues and that approximately 30% will derive from the sale of biodiesel.

Industry Background

Biodiesel is a biodegradable, nontoxic, clean-burning alternative fuel produced from multiple types of vegetable oils such as soybean, canola, palm, sunflower, other seed plants, and other feedstocks such as animal fats, fish oils and recycled cooking oils. Biodiesel is produced by reacting feedstocks with an alcohol (methanol or ethanol for example) in the presence of a catalyst which yields biodiesel and glycerin as a co-product. Biodiesel performs comparably to petroleum diesel in vehicle, marine, power generation and home heating oil applications.

Biodiesel can be used as a direct replacement for or be blended with petroleum-based diesel fuel. Some industrial biodiesel consumers use B99, which is a blend containing 99% biodiesel and 1% diesel. Biodiesel is primarily used in blends with diesel as a fuel for trucks and automobiles and it can also be used as home heating oil and as an alternative fuel in a variety of other applications including marine transportation, electrical generation, farming equipment and mining operations.

Biodiesel is an environmentally safe fuel which rises to the top of transportation fuels when weighing carbon footprint, life cycle greenhouse emissions, and energy balance. According to the US Dept. of Agriculture’s lifecycle study, B100 (pure Biodiesel) reduces lifecycle carbon emissions by 78%. Biodiesel is also an efficient fuel as it creates 3.2 units of energy for each unit of energy consumed in the production of the fuel.

The National Biodiesel Board (NBB) estimates that U.S. Biodiesel sales in 2007 totaled approximately 488 million gallons versus 15 million in 1999. Because of the political, economic, and environmental drivers described below, demand for Biodiesel in the US is expected to grow at an annual rate of 30% and increase to 3,641 MGY by 2015.

Biodiesel is 30 percent more fuel-efficient than gasoline which in turn is 30 percent more efficient than ethanol. In comparison to ethanol, which is used primarily as an oxygenate that typically replaces up to 10% of gasoline, biodiesel can be used as a direct replacement for diesel at levels up to 100% which increases the potential penetration of biodiesel in the diesel market relative to the potential penetration of ethanol in the gasoline market. To use ethanol as a replacement fuel or in blends higher than 10% generally requires significant engine modification. Unlike ethanol which is not generally used as a direct substitute for gasoline, biodiesel is a direct replacement of diesel and can be blended between 1% and 99% with diesel. And while most ethanol produced in the United States comes from a single feedstock - corn - biodiesel has many sources including vegetable oils and animal fats.

In 2006, according to the Energy Information Administration, or EIA, the U.S. consumed approximately 64 billion gallons of diesel, and, according to the International Energy Agency, Europe consumed approximately 95 billion gallons. The U.S. government, and many state and local governments have enacted renewable fuel standards that require the use of alternative fuels including biodiesel. For example, some states including Washington and Minnesota currently mandate 2% Biodiesel blends. If all U.S. diesel were blended with 2% biodiesel, we believe the U.S. market demand for Biodiesel would be about 1.3 billion gallons per year (BGY).

Marketing, Distribution, and Sales

Our target market for Bioforce 9000 and the Reactor Skid is current and potential new biodiesel producers both here in the US as well as in international markets. As of January 2008 there were approximately 172 Biodiesel producers in the US (with an additional 55 facilities under construction and projected to come on-line within 18 months), and a substantially larger number of international production facilities.

We intend to sell Biodiesel production systems to our target market directly through in-house marketers and indirectly through exclusive and non-exclusive domestic and international distributors. We have received significant interest from potential domestic and international distributors. Our international strategy includes opening biodiesel facilities in Brazil, South Africa, Russia, and Ukraine.

With regard to the sale of Biodiesel, we believe we will be able to sell 100% of our annual 15MM gallon production in the California market. We may distribute Biodiesel directly from our California production center by truck or rail to California end-users including about 50 retail outlets, 4 co-ops, 4 marine distributors/ outlets, and 19 distributors.

Our proposed Kern County, California location will give us a cost advantage over competitors who must incur transportation costs to ship Biodiesel from the Midwest or other location to meet California demand. On the other hand, it may be in our interest to sell all or a portion of our Biodiesel production to a distributor who will be responsible for marketing, sales, transportation, and distribution. We will evaluate our options as we approach biodiesel production.

Competitors

There are approximately 20 companies that manufacture components, systems, and/or equipment to produce biodiesel. Although there are many competing technologies and strategies among these companies, we are aware of none that offer a modular system using cavitation-based nano technology. Our competitors operate in three segments: process technology; modular systems, and turnkey systems

Reactor Technology

There are many companies who offer reactor technology alone or in conjunction with a biodiesel manufacturing system. Perhaps our primary competitors in process and reactor technology would include Arisdyne, Kreido Biofuels, Inc. and Hydro Dynamics, Inc.

Kreido Biofuels, Inc. develops technology to improve the speed, completeness and efficiency of certain chemical reactions including esterifications and transesterifications in the chemical industries. They designed and developed the STT® Reactor which incorporates proprietary "spinning tube-in-tube" design configuration to improve the speed and yield of chemical reactions. The company's STT technology provides solutions to various research, development, and manufacturing issues related to the production of chemicals and pharmaceuticals. This technology could be used in various applications including Biodiesel and other biofuels, specialty chemicals, flavor and fragrance, small molecule pharmaceuticals, and food processing. Kreido Biofuels has collaborations with university and government laboratories, including the US Environmental Protection Agency as well as with Fortune 500 chemical and pharmaceutical companies for the development of advanced chemical processes. We believe our technology is superior.

Other competitors include: Biodiesel Experts International, LLC; Biofuel Canada, LTD; CentralBiodiesel HTP SA; Control Biodiesel; G.E. Wacker, Inc; Hielscher USA, Inc; Pacific Biodiesel; Nova Biosource Fuels; Orbitek (formerly Biodiesel Technologies).

Modular Systems

There are a few companies that advertise themselves as offering modular Biodiesel production systems. These include Greenline Industries, Greenshift, Inc., Epic Modular Process Systems; FORE Energy; and Xenerga. We believe we can deliver the same capacity with a much better value proposition including lower capital investment, accelerated time to market, and reduced operating expenses.

Turn-key Systems

Companies offering turn-key Biodiesel production systems include Axens North America; BioKing; Extreme Biodiesel; GS Clean Tech Corporation; Jatrodiesel, Inc; JetBio; MH Equipment Co; Midland Manufacturing; Murphy International Development, LLC; NextGen Fuel; QS Biodiesel, Ltd; Spray Processes Ltd; and the Renewable Energy Group.

Biodiesel Sales

As of January, 2008 there were about 172 U.S. companies with production capacity of 2.24BGY and another 55 companies under construction with 1.11 BGY that are expected to be completed within 18 months. In California, however, there are currently only 7 producers with stated capacity of 16.4MGY. The 6 California plants under construction/expansion have a stated capacity of 35.5MGY. The national average capacity of a US Biodiesel production facility is 7-9MGY.

Demand for Biodiesel

According to the California Energy Commission demand for diesel fuel in California is about 3BGY. We estimate the demand for biodiesel in California is about 35.7MGY.

This derives largely from vehicles such as trucks and buses, but also from marine, utilities, and others. We expect that future demand for biodiesel in California will be driven by a combination of legislative, economic, and environmental issues. For example, California recently enacted legislation that encourages 10% of all on-road fuel to come from alternative sources by 2010, 15% by 2015, and 20% by 2020. There is a risk, however, that the supply of B100 in California will exceed the demand thereby potentially driving down the price. The mitigant is that the use of biodiesel is being mandated. As mandates are currently in place to increase the use of biodiesel, we expect demand to continue to grow. As next generation feedstocks come to fruition and reduce the cost to produce biodiesel, we expect mandates to be replaced by free market forces with the elimination of subsidies.

Biodiesel Production Process

We have optimized our Biodiesel production process to incorporate new, internally-developed proprietary technology. Biodiesel is produced in a relatively simple process known as transesterfication. Typically vegetable oil or animal fat feedstock is reacted with an alcohol such as methanol or ethanol and a catalyst such as sodium or potassium hydroxide inside a reactor. These inputs are subjected to intense and thorough reaction through high cavitation impulses and advanced controlled HydroDynamic cavitation. The 2 stage HydroDynamic Cavitation (transesterification) reaction is carried out in the reactor at a molecular level.

The intensive cavitation process in the NANO Reactor (hydrodynamic cavitator) includes micro-explosions which lead to the breakdown of fatty acid molecules which results in:

1. Faster Reaction Time. Seconds vs. hours in the conventional batch process which requires longer residence times to complete the conversions in the range of 90 to 95% based on the type of raw material used.

2. Better Fuel Quality. An improvement in the power parameters of the fuel produced with less viscosity, higher octane numbers, and an increase in reaction yield as the quality of the fuel improves.

3. Energy Efficiency. A reduction in the consumption of energy as temperatures are substantially lower. Conventional techniques of biodiesel production typically utilize pressures in the range of 6 to 10 atm and temperatures in the range of 70 to 200°C vs. ambient with cavitation-based nano technology.

4. Higher Reliability. Because the reactor contains no moving parts, there is less wear and tear resulting in fewer repair costs and less down time.

The process produces Biodiesel and crude glycerin which can easily be separated. The glycerin can be used in a variety of products ranging from soap, cosmetics and pharmaceuticals to manufactured fireplace logs. Glycerin can be sold for about $0.075/lb. to industrial users.

Ours is a continuous, fully automated process which controls the feedstock dosing pump, methoxide, and methanol solution dosing pumps. This automated process helps avoid interruptions and human error. During the process, a technician (operator) periodically monitors the quality of the finished product via express analysis.

Our technology will enable us to produce biodiesel from multiple feedstocks including vegetable oils and animal fats, or blended together, further increasing our production efficiency and reducing production costs. While approximately 44% of Biodiesel production facilities in the U.S. are only capable of using soybean oil as the primary feedstock, and approximately 90% of the 250 million gallons of Biodiesel sold in the U.S. in 2006 was produced from soybean oil, our planned California production facility (and potential future facilities) is designed as multi-feedstock facilities that produce biodiesel from many kinds of feedstock. This technological advantage should enable clients to reduce costs by simultaneously shifting into and out of different feedstocks based on customer demand, available supply and price without hindering the production process or substantially increasing operating costs.

We employ engineering consultants to help us create and implement our new technology processes. We believe that the technology we will employ at our pending production facility will enable us to produce biodiesel that meets the ASTM D 6751 standard for biodiesel with approximately 99% efficiency. This means that approximately 99% of the feedstock by volume will be converted into Biodiesel. We recapture approximately 99% of the un-reacted methanol used in the production process which we recycle for later use further reducing our production costs.

We are also continually evaluating new or improved feedstock sources such as jatropha, mustard, and algae in an effort to leverage our multi-feedstock capabilities and further reduce production costs.

Intellectual Property

Our technology and intellectual property lie in our expertise in cavitation technologies. Although cavitation technology can apply in a number of potential applications, our focus is with regard to the production of biodiesel.

We believe that Cavitation Technologies, Inc. is the only supplier of modular, biodiesel production systems which use multi-stage, continuous flow, hydrodynamic cavitation-based NANO technology reactors for producing biodiesel. Our innovative technology is embedded in our Plasma 2000 NANO reactor which is small enough to hold in your hand. The internal process uses NANO technology that generates sub-micron-size (nano) particles in nano seconds. Biodiesel is created on a molecular level. Each Plasma 2000 cavitation reactor produces up to 10 gal/min. (5MGY) of biodiesel. This reactor is the critical component in our Bioforce 9000 Modular Biodiesel Production System.

Our BioForce 9000 Modular Biodiesel Production System can be sized up to 17.8MGY with multi-Plasma 2000 reactors working in parallel. The entire system can be delivered ready for assembly on four skids which can be shipped in 20 foot containers. The small reactor sets the stage for other smaller equipment all of which contribute to a smaller Bioforce 9000 which can be deployed in an area ranging from 3,500 to 5,000 sq. feet. The smaller footprint requires less land and less costly equipment.

A patent search has been conducted and on January, 11 2008 full non-provisional patent applications for our intellectual property were filed with the USPTO for Apparatus and Method for Generating Cavitational Features in a fluid medium and a patent pending number has been issued (serial No. 11/972,959). This patent is owned jointly by Roman Gordon and Igor Gorodnitsky. This application includes completed design work, process flow, engineering drawings, list of components; construction costs from vendors and subcontractors. Legal work is being conducted by Kelly, Lowry & Kelley, LLP.

Competitive Advantages

We feel the Bioforce 9000 is the most effective and affordable solution to investing in biodiesel production capacity. Our technology offers our clients, the biodiesel producer, 3 major benefits:

Lower Capital Costs.

Our proprietary BioForce 9000 and Skid Systems Systems cost substantially less than competing technologies. The industry standard capital investment to build a biodiesel production facility is about $1 for each gallon of annual production capacity. We are the only company that offers modular, turn-key, NANO technology based biodiesel production systems at a price that can reduce this investment (excluding storage tanks and infrastructure) to as little as $0.20 per gallon of stated capacity.

One of the reasons our Bioforce 9000 is priced so low is that it costs less to manufacture because the footprint is dramatically smaller which reduces the size and investment in the operating equipment, operating space, and resources. Our Plasma 2000 Reactor which is so small it can be held in one hand sets the stage for other smaller equipment all of which contribute to a smaller Bioforce 9000 Modular Biodiesel Production System which can be deployed in an area as small as 3,500 sq. ft.

Accelerate Time to Market.

The industry standard ramp-up time for a biodiesel production facility is typically 9-12 months. Because the Bioforce 9000 is modular, scaleable, and flexible, it can be delivered to the user within 6 months of the order date. Shortening start-up by 4 to 6 months for a 17MGY production facility (assume 40GPM operating 300 days/year) could translate to reduced financing costs and incremental annual revenue.

The Bioforce 9000 is truly modular in nature in that the unit contains all equipment necessary to produce ASTM/EN quality biodiesel: that is, reactor skid, methanol recovery unit, centrifuge or separator, and ion exchange, or “dry wash” skid. In addition, the Bioforce 9000 allows users to start with as little production as they wish and add incremental production up to 17 MGY.

Lower Operating Costs

Our superior technology generates comparative advantages that allow us to install a biodiesel production system and produce biodiesel at lower operating costs than our competitors. We estimate that our Bioforce 9000 Modular Biodiesel Production System and our Nano Biodiesel Reactor Skid System both of which use the Plasma 2000 Reactor can reduce industry standard variable operating expenses by as much as $0.10 for each gallon of biodiesel produced. Our technology and process create the following advantages:

1.
Feedstock Flexibility. In the U.S., many biodiesel producers employ single-feedstock production designs and technology typically using soybean oil. With our Bioforce 9000, however, ASTM/EN-grade biodiesel can be made by blending various feedstocks such as palm oil, yellow grease, and tallow simultaneously. This provides the  flexibility to allow producers to shift into and out of feedstocks based on customer demand and market cost dynamics without hindering production or substantially increasing supply costs. We have also produced biodiesel using non-degummed soy oil.

2.
Simultaneous Use of Feedstocks. With our Bioforce 9000 ASTM/EN-grade biodiesel can be made by blending various feedstocks such as palm oil, yellow grease, and tallow simultaneously. This provides the flexibility to allow producers to shift into and out of feedstocks based on customer demand and market cost dynamics without hindering production or substantially increasing supply costs.

3.
High FFA Feedstock. We have produced ASTM quality biodiesel using vegetable oil up to 6% FFA and animal fat and yellow grease up to 4% FFA. This permits the user for example to dilute a high FFA feedstock (say 10%) with a low FFA feedstock (say 2%) in order to arrive at a blend (say 4%) which can be used to produce ASTM/EN quality biodiesel.

4.
Reactor - No Moving Parts. Since there are no moving parts in the reactor, reactor failure and thus lost production waiting for service is eliminated. The warranty for the system is typically 12 months.

5.
Full Conversion into Biodiesel. Because our reactor achieves 100% conversion of the mon-, di-, and tri-glycerides with one pass through the reactor, effectively no soaps are created. Other processes create soaps.

6.	Instantaneous Reaction. The 2-stage process creates sub micron-size particles (nano particles) which are bound at the molecular level within nano seconds. Other processes take longer.

7.
High Yield Biodiesel. We have produced biodiesel with 100% yield using feedstock less than 1% FFA and 97% yield with 2% FFA tallow. We have produced 100% yield biodiesel with low FFA vegetable oil feedstock with only 11% glycerin. We recapture about 99.9% of the non-used methanol.

8.	High Quality Biodiesel. We have created biodiesel that has exceeded ASTM standards. This biodiesel has less viscosity and a higher octane number which yields more power and less pollution.

9.	High Quality Glycerin. Because the reaction is so efficient, industrial-grade glycerin ranging from 87% to 90% pure is produced depending on the quality of the oil.

10.
Reduced Energy Consumption. Our power requirements are about 114KwH to produce 2,440 gallons in one hour. This compares favorably with other systems which may require 4X this amount. We estimate the cost in electricity to run the Bioforce 9000 Modular Biodiesel Production System to be less than one penny for each gallon of biodiesel produced.

Our system can reduce or eliminate high temperatures and pressures often associated with traditional systems. Temperatures within the reactor reach tens of thousands of psi and temperature thereby killing germs and bacteria. A pump pushes the fluids into the reactor at 700 psi. The exit temperature and pressure are 5 degrees Celsius and 50 psi. Reduced pressure and temperature require less piping and therefore lower equipment costs.

Because our process occurs at an ambient temperature of 25 degrees Celsius when using vegetable oil-based feedstocks and up to 55°C for tallow and yellow grease, we eliminate traditional high pressure vessels and high energy temperature and pressure costs.

An added benefit is that because temperatures and pressures are lower, we eliminate or reduce potentially dangerous high-pressure systems associated with larger pressurized vessels. Our power requirements are 480V, 60 Hz, 3 phase with power consumption of 14KWH per 1000 litres of biodiesel produced.

11.
Dry Wash Process. Our system does not require a water purification system; we use a “dry wash” process. By using dry wash versus the more traditional wet process, we eliminate the costs associated with waste water discharge: that is, equipment and energy to drive the boilers, chemicals to purify water along with the permitting requirements, time and money lost in acquiring permits and clean-up. Our process uses resins for polishing and methanol for rejuvenation; no steam or additional chemicals are necessary.

12.	Twelve Month Warranty. A 12-month factory warranty comes with all components for the Bioforce 9000 and the Nano Biodiesel Reactor Skid.

Capacity

We have incorporated our latest engineering advances and production processes in our planned facility in Kern County, California to increase production yields and quality. The facility is designed to have annual nameplate capacity of 17MGY of biodiesel and will also produce up to approximately 1.7 million gallons of glycerin annually that can be sold as industrial grade. The production facility is designed to operate on a continuous basis.

Although we are focused on using our technology for the production of biodiesel production systems and biodiesel, we see other potential commercial applications for cavitation technologies in markets such as water sanitation, wine/alcohol aging, milk pasteurization, chemical processing, water - diesel emulsification, and pharmaceuticals. As a result, we may add new lines of business to take advantage of opportunities as they arise.

Governmental Regulations

Governmental Operations

Our business is affected by numerous laws and regulations in the following areas: energy, environment, and transportation. We plan to develop internal procedures and policies to ensure that our operations are conducted in full and substantial regulatory compliance.

Failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both. Moreover, changes in any of these laws and regulations could have a material adverse effect on business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

We believe that our operations comply in all material respects with applicable laws and regulations, and that the existence and enforcement of such laws and regulations have no more restrictive an effect on our operations than on other similar companies in the alternative energy industry. We do not anticipate any material capital expenditures to comply with federal and state environmental requirements.

Employees

We currently have 2 full time employees and 1 part time employee at our Chatsworth facility.

Plan of Operations

For the twelve months following the date of this current report on form 8-K, we intend to pursue the business of developing, marketing and distributing our biodiesel production systems. In addition, we intend to continue our research and development in other disciplines such as milk pasteurization, heavy crude viscosity, wine/alcohol aging, water sanitization, and water-diesel emulsion.

Risk Factors

Risks Related to our Company

Market acceptance of our technology.

It is impossible for us to predict if the market will accept our technology in the time frames that we have projected. Our products are in an industry that may experience significant technological change. We expect that our technology will continue to develop rapidly, and our future success will depend, in large part, on our ability to maintain a competitive position with respect to our technology. Rapid technological change could adversely affect our business and financial results.

We have been a development stage company and have incurred losses in the past and the business is not profitable at this time. We may not ever achieve or maintain profitability.

Since our start-up in January 2007, we have incurred development stage costs of $2,681,782 through June 30, 2008, and we have accumulated a deficit of $2,729,661. This deficit has been funded with a bank credit line. We currently have no source of revenue and there is no assurance that we will be able to generate sufficient revenue to become profitable. It is difficult to predict the market acceptance and future growth rate or size of the market for our BioForce 9000 Systems or any other problems we develop.

Even if we do generate sufficient revenues, we expect our operating expenses will increase as we expand our business to meet anticipated growing demand for our products and pursue our product development opportunities. Because we will be incurring expense in growing our business, we are likely to incur operating losses in the foreseeable future. Our future profitability is dependent upon the continued commercialization and market acceptance of our products, and there can be no assurance that we will be successful. Our intellectual properties are expected to play a role in enhancing our profitability in the future and, again, there can be no assurance that we will be successful in achieving final development, regulatory approval, or market acceptance.

We have had no operating history as a producer of biodiesel or as a producer of equipment systems for the biodiesel industry. We have not produced or operated any commercial-scale Plasma 2000 Reactors or Bioforce 9000 Systems

We have yet to generate revenue selling our Bioforce 9000 Systems or selling biodiesel. Our anticipated results of operation and financial condition are planned and estimated on the basis of our assumptions with respect to our anticipated operations. We have no experience operating, selling or licensing processing equipment or complete systems to the biodiesel or other industry. We are just beginning to pursue commercial applications for the Bioforce 9000 Modular Biodiesel Production System which includes the Plama 2000 Reactor. Accordingly, it may be difficult for investors to evaluate our business prospects or our ability to achieve our business objectives. If our efforts do not result in both revenues and profits, we may be forced to cease operations and liquidate, and investors may lose their entire investment. If we cannot successfully address these risks, our contemplated business and the anticipated results of our contemplated operations and financial condition would suffer.

Our operating losses may increase as we continue to incur costs for manufacturing, sales, marketing, research and development and legal and general corporate activities. We may continue to incur operating losses depending largely upon the commercial success of our Bioforce 9000 systems and our Plasma 2000 reactors. To date, we have neither sold nor licensed any commercial-scale products. If we do not become profitable, the value of our stock may decline. Whether we achieve and maintain profitability depends in part upon our ability, alone or with others, to successfully complete the development of biodiesel production facilities, to sell biodiesel at a profit, to successfully complete the development of our equipment systems and to sell or license those equipment systems at prices that enable us to generate a profitable return.

We have designed and built a pilot-scale Nano Biodiesel Reactor Skid System with the capacity to produce 20 gallons/minute. We have designed and built the Plasma 2000 Reactor which has produced up to 10 gallons/minute of ASTM-quality biodiesel as certified by Midwest Labs. We have also designed and are preparing to build a commercial-scale Bioforce 9000 System for producing biodiesel. A Bioforce 9000 System is being tested for limited operations in our lab in Chatsworth.

We have yet to license our Bioforce 9000 System or install our own biodiesel production plant. We do not know if our commercial-scale Bioforce 9000 System will produce biodiesel fuel to ASTM standards in the volumes that we anticipate or whether our equipment systems will gain commercial acceptance in the biodiesel industry. Therefore, we are uncertain whether we will be able to sell, license or lease any Bioforce 9000 Systems to any third parties. If we are unable to produce and operate our equipment systems on a commercial scale and generate biodiesel to ASTM standard, then we may be forced to cease operations or to obtain additional capital to further develop our equipment systems. Additional capital may not be available on terms acceptable to us or at all.

We may be required to implement our business plan other than as described herein.

We may find it necessary or advisable to substantially alter or materially change our commercialization activities to respond to changes that occur in the future. We are focused on building our first production facility in Kern County, California (or other acceptable location), with plans to expand internationally when time and capital permit.

Although core to our business plan is to sell/license Bioforce 9000 systems to others both within and outside of the United States, part of our contemplated business strategy is to own and operate biodiesel production plants in the U.S. and internationally for our own account. The portion of our contemplated business model that calls for us to license Bioforce 9000 systems to others is dependent on the market’s willingness to adopt a new biodiesel production technology. Our Bioforce 9000 System may never gain acceptance from the biodiesel market which would put in jeopardy that portion of our business model that relies on licensing Bioforce 9000 Systems. This risk is amplified by the fact that, although we have identified the location of our first commercial-scale Bioforce 9000 System, we have not completed building our first such unit. None of our products are currently being used to produce biodiesel on a commercial scale.

Should biodiesel producers fail to adopt our Bioforce 9000 Systems, or should a superior competing technology be developed, it may not be possible to fund our operations as expected. The degree of market acceptance of our Bioforce 9000 Systems will depend on numerous factors including the effectiveness of our product and the biodiesel market’s willingness to use a new processing technology.

Our ability to execute our business plan is dependent on the growth and maintenance of substantial demand for biodiesel in the United States. It is impossible to predict what the current demand for biodiesel is since so little of it is currently being produced and all that is being produced is being sold. Accordingly, the failure of a biodiesel market to develop could adversely affect our anticipated results of operations and financial condition. Additionally, we are dependent on the use of vegetable oils and animal fats as the key raw materials in the production of biodiesel. The cost of feedstock can fluctuate dramatically which makes it more difficult for biodiesel production plants to make positive cash flow and profits. If we are unable to make positive cash flows and profits over a reasonable period of time we may have to change or scale back our business plan.

Our anticipated results of operation and financial condition will suffer if we cannot obtain or maintain governmental permits or licenses that are necessary for the operation of our biodiesel production units.

Our biodiesel production facilities operations will require licenses and permits from various governmental authorities. We believe that we will be able to obtain all necessary licenses and permits to carry on the activities that we contemplate. However, our ability to obtain, sustain or renew such licenses and permits will be subject to governmental regulations and policies which are subject to change. Our inability to obtain or retain any of these licenses or permits may have a material adverse effect on our anticipated results from operations and financial condition.

A substantial part of our assumptions regarding our financial advantages in the biodiesel production business are estimates and therefore may not be correct.

We believe that our Bioforce 9000 Systems will have higher yields and a less per gallon cost than conventional biodiesel production systems. This is based, in part, on what we believe will be favorable facilities construction costs. If the actual cost exceeds the costs that we project to construct our planned biodiesel production facilities, it would adversely affect the amortization of our capital costs. This in turn would decrease or eliminate certain of our anticipated costs advantages with respect to conventional biodiesel plants.

We believe that our per gallon cost of producing biodiesel will be less than conventional biodiesel producers based primarily on less cost incurred from energy usage and the catalyst material used in making our biodiesel. If the actual use of energy and catalyst material is more than expected then the costs advantages that we anticipate may not be present, and we may not be able to achieve our expected profits or any profits at all

Our future growth depends on increasing public awareness of our products

We target our sales and education efforts to the public, biodiesel plants, biodiesel blenders , users of diesel fuel and others. If we are unsuccessful in educating the public about our products, our ability to increase our revenue may be impaired.

Our distribution system relies on third-party distributors and they may not be successful in selling our products.

We will depend primarily on distributors and sub-distributors to sell our systems. If these entities are not successful in selling the BioForce 9000 and the Nano Biodiesel Reactor Skid System and any of our other products that we develop, we may be unable to increase or maintain our level of domestic or international revenues.

Over the long term, we intend to grow our business, and to do so we will need to attract additional distributors to expand sales in the territories in which we do not directly sell our products. These third parties may not commit the necessary resources to market and sell our products. In addition, some distributors provide services to competitors, and those competitors may have the ability to influence the products that our distributors and sales agents choose to market and sell. If we have problems with our distribution arrangements it could negatively impact our revenues and our ability to grow our business.

We are dependent on third parties for supplies of our products and testing

We are negotiating agreements with third parties that are significant to our business. We are in discussions with F.C. Stone and Eco Energy , Inc.with regard to providing feedstock and buying our B100. Given the potential size of the market for this product, there is a certain level of risk that would outstrip CTI’s ability to access sufficient feedstock for our needs forcing us to seek additional feedstock elsewhere. There can be no assurance that we would be able to do so. We also have agreements with Canyon Engineering and Wright Processing Systems to conduct reactor/system testing. We are dependent on our production agreements with these companies and the non-compliance or loss of these agreements could harm our business. We believe both parties will continue to perform under our agreements.

We also plan to seek to enter into arrangements with additional strategic partners with respect to the development, supply, marketing, sales and distribution of our other two products. We are currently exploring or negotiating with potential strategic partners for feedstock. We cannot be assured that we will be able to negotiate any such agreements on terms that are acceptable to us, or at all.

The production, sale and distribution of biodiesel is dependent on sufficient and necessary infrastructure which may not occur on a timely basis, if at all, and our operations could be adversely affected by infrastructure disruptions.

Our business is dependent on the continuing availability of infrastructure, and any infrastructure disruptions could adversely affect our anticipated results of operations and financial condition. Substantial investments required for these infrastructure changes and expansions may not be made or may not be made on a timely basis. Any delay or failure in making the changes to or expansion of infrastructure could hurt the demand and/or prices for our products, impede our delivery of products, impose additional costs on us or otherwise have a material adverse effect on our results of operations or financial condition.

Substantial development of infrastructure will be required by persons and entities outside our control for our operations, and the biodiesel industry generally, to grow. Areas requiring expansion include, but are not limited to:

1. Adequate rail capacity, including sufficient numbers of dedicated tanker cars.
2. Sufficient storage facilities for feedstock and biodiesel.
3. Increases in truck fleets capable of transporting biodiesel within localized markets.
4. Expansion of blending facilities and pipelines to handle biodiesel.

Our ability to successfully execute our business plan depends on the satisfaction of several conditions including:

1. Obtaining all required permits, consents and regulatory approvals from government agencies and other third parties for our anticipated construction and operation of owned biodiesel production plants and related facilities, as well as for the future operation of those facilities;

2. Successfully commercializing the Nano Biodiesel Reactor Skid System and the Bioforce 9000 Modular, Biodiesel Production System both of which contain the Plasma 2000 reactor.

3. Arranging reasonably priced insurance to cover operating risks and other adverse outcomes which could impair the business; and

4. Market conditions for fuels that make biodiesel a competitively priced product.

Since we have yet to begin full operation as a biodiesel business, there is no certainty that we will be able to achieve satisfaction of any or all of the above conditions. If we fail to do so, we may be forced to cease operations and to liquidate, in which case investors may not be able to receive any return of their invested capital. Also, the process of obtaining permits in certain locations may increase the cost and delay plant construction.

We may be unable to effectively manage our growth.

Our strategy envisions expanding our business beyond our status as a development stage company. We anticipate significant expansion in our manpower, facilities and infrastructure in the future and expect that greater expansion will be necessary to address potential growth in our customer base and market opportunities. To manage the expected growth of our operations and personnel, we will need to improve our transaction processing, operational and financial systems, procedures and controls. The current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. We may be unable to hire, train, retain and manage required personnel or to identify and take advantage of existing and potential strategic relationships and market opportunities.

If we fail to effectively manage our growth, our anticipated results of operation and financial condition could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes, and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure that if we do expand our business that we will be able to:

1. Meet our capital needs.
2. Expand our systems effectively, efficiently or in a timely manner.
3. Allocate our human resources optimally.
4. Identify and hire qualified employees or retain valued employees.
5. Incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

We may be unable to attract and retain key personnel.

Our development and success is dependent upon our management’s ability to effectuate our transition into a biodiesel technology-development and production company. Our anticipated product development and manufacturing efforts capability will require additional management not yet part of us. There is intense competition for qualified management, research, development and manufacturing personnel in the chemical, engineering and biofuels fields. Therefore, we may not be successful in attracting and retaining the qualified personnel necessary to develop our business.

New technologies could render our biodiesel production system obsolete.

The development and implementation of new technologies may result in a significant reduction in the costs of biodiesel production. For instance, any technological advances in catalysis and/or large scale micro-channel reactor systems could have an adverse effect on our contemplated business. We cannot predict whether new technologies may become available, the rate of acceptance of new technologies by competitors or the costs associated with new technologies. In addition, advances in the development of alternatives to biodiesel could significantly reduce demand for or eliminate the need for biodiesel.

Any advances in technology that require significant capital expenditures to remain competitive or that reduce demand or prices for biodiesel could adversely affect our anticipated results of operations and financial condition.

We may be unable to locate suitable properties and obtain the development rights needed to build and expand our business in which case we will be unable to produce our anticipated results of operations and financial condition.

Our business plan focuses in part on designing, building and operating biodiesel production plants for our own account within existing liquids-handling terminals adjacent to rivers, lakes and seaports. Our ability to secure suitable plant locations could create unanticipated costs and delays in implementing our business plan. If we are not successful in identifying and obtaining development rights on suitable properties for building and operating biodiesel production plants, our future prospects for profitability will likely be substantially limited, and adversely affect our anticipated results of operations and financial condition.

We may be unable to effectively compete in the biodiesel industry.

In many instances, our competitors and potential competitors have or will have substantially greater financial, technical, research, and other resources and larger, more established marketing, sales, distribution, and service organizations than we have. Moreover, competitors may have longer operating histories and greater credit worthiness (i.e., in competing for feedstock) than we have, and competitors may offer discounts as a competitive tactic. Our competitors may succeed in developing or marketing technologies or products that are more effective or commercially attractive than our products, or that would render our technologies and products obsolete. Also, we may not have the financial resources, technical expertise, or marketing, distribution, or support capabilities to compete successfully in the future.

We anticipate that competition for the sale/licensing of biodiesel systems will come primarily from companies that offer competing novel biodiesel production technologies. To compete effectively in licensing biodiesel production technology, we will need to demonstrate the advantages of our Plasma 2000 Reactor and associated systems over well-established, traditional chemical reactors, as well as novel technologies and systems. We will also experience competition from other producers of biodiesel.

Our ability to succeed as a biodiesel production company will depend, to a large extent, on our ability to compete for, and obtain, feedstock, obtaining suitable properties for constructing biodiesel production plants and sales of biodiesel and related products. Competition will likely increase as energy prices on the commodities market, including biodiesel and petrodiesel, rise as they have in recent years. This increased competition may also have an adverse impact on our ability to obtain additional capital from investors.

Increases in the construction of biodiesel production plants may cause excess biodiesel production capacity in the market. Excess capacity may adversely affect the price at which we are able to sell the biodiesel that we produce and may also adversely affect our anticipated results of operation and financial condition.

According to the National Biodiesel Board, in 2007 about 488 million gallons of biodiesel was sold in the U.S. As of 18 January 2008 there were about 172 U.S. companies with advertised production capacity of 2.24BGY and another 55 companies with 1.11 BGY under construction that are expected to be completed within the next 18 months. The average capacity of a US biodiesel production facility is 7-9MGY.

With such an increase in biodiesel production capacity in the United States, compared to historical biodiesel production levels, there is risk that there will be a significant amount of excess biodiesel production capacity, thereby resulting in significant price competition and the closure of less competitive biodiesel facilities. Although this existing and pending capacity growth is very large compared to historical biodiesel production levels, we believe that domestic and international markets will purchase as much biodiesel as is available, so long as the prices for biodiesel (net of the impact of tax credits and other similar incentives) are competitive with those of petrodiesel.

Our anticipated results of operations, financial condition and business outlook will be highly dependent on commodity prices and the availability of supplies both of which are subject to significant volatility and uncertainty.

Our operating results will be substantially dependent on commodity prices, especially prices for biodiesel and petroleum diesel, as well as feedstock, equipment and materials used in the construction and operation of our biodiesel production plants. As a result of the volatility of the prices and the scarcity of these items, our results may fluctuate substantially, and we may experience periods of declining prices for our products and increasing costs for our raw materials, which could result in operating losses. Although we may attempt to offset a portion of the effects of fluctuations in prices by entering into forward contracts to supply biodiesel or purchase feedstock or other items or by engaging in transactions involving exchange-traded futures contracts, the amount and duration of these hedging and other risk mitigation activities may vary substantially over time, and these activities also involve substantial risks.

The price of feedstock is influenced by market demand, weather conditions, animal processing and rendering plant decisions, factors affecting crop yields, farmer planting decisions and general economic, market and regulatory factors. The principal feedstocks for biodiesel currently are soybean oil, palm oil and canola/rapeseed oil and are the feedstocks most susceptible to price risk due to market demand. Factors affecting crop yield and planting decisions include government policies and subsidies with respect to agriculture and international trade, and global and local demand and supply. The significance and relative effect of these factors on the price of feedstock is difficult to predict.

Any event that tends to negatively affect the supply of feedstock, such as increased demand, adverse weather or crop disease, could increase feedstock prices and potentially harm our business. In addition, we may also have difficulty, from time to time, in physically sourcing feedstock on economical terms due to supply shortages. Such a shortage could require us to suspend operations until feedstock is available at economical terms which would have a material adverse effect on our business, anticipated results of operations and financial condition. The price we pay for feedstock at a facility could increase if an additional multi-feedstock biodiesel production plant is built in the same general vicinity or if alternative uses are found for lower cost feedstock.

Biodiesel fuel is a commodity whose price is determined based in part on the price of petroleum diesel, world demand, supply and other factors, all of which are beyond our control. World prices for biodiesel fuel have fluctuated widely in recent years. We expect that prices will continue to fluctuate. Price fluctuations will have a significant impact upon our revenue, the return on our investment in biodiesel production plants, and our general financial condition. Price fluctuations for biodiesel fuel may also impact the investment market and our ability to obtain investor capital. Although market prices for biodiesel fuel rose to near-record levels during 2005, there is no assurance that these prices will remain at current levels. Future decreases in the prices of biodiesel or petroleum diesel fuel may have a material adverse effect on our financial condition and anticipated results of operations.

The cost of soybean, palm and canola/rapeseed oil and the market price of biodiesel has been fluctuating and is subject to supply and demand conditions which may affect our profitability and cash flow

The cost of soybean oil, palm oil and canola/rapeseed oil fluctuated dramatically in 2007 and 2008 and may continue to do so. The increase in demand has increased the cost of these feedstock raw materials. It is possible that this price range will not remain the relevant price range for biodiesel in and after 2008. It is possible that potential supply and demand conditions may adversely affect the various cost of raw materials or the price level for biodiesel. If the cost of these feedstock raw materials remains high and if the wholesale price for biodiesel does not remain at a level that permits us to generate revenues in excess of our costs, after taking into account tax incentives and credits, then we may not become or remain profitable or have positive cash flow, in which case it will likely affect our financial condition and viability as an on-going business.

We also use other raw materials such as methanol and postassium/sodium methylate which are commodities and subject to price fluctuations and supply uncertainty. If the availability or the cost of these raw materials changes significantly, our production volume or cost to produce biodiesel could be affected.

Both supply and demand in the US biodiesel industry are highly dependent upon federal and state legislation and Regulation. Any changes in legislation or regulation could materially and adversely affect our results of operations and financial position.

The production of biodiesel is made significantly more competitive by federal and state tax incentives. The federal excise tax incentive program for biodiesel was originally enacted as part of the American Jobs Creation Act of 2004 and is scheduled to expire 31 December 2009. This program provides fuel blenders and distributors with a one cent tax credit of $1 for each gallon of biodiesel produced regardless of feedstock. For example, distributors that blend 20% biodiesel with diesel will receive a $0.20 per gallon excise tax credit. In effect, most of the credit is passed back to the producer.

In addition, approximately 31 states provide mandates, programs and other incentives to increase biodiesel production and use, such as mandates for fleet use or for overall use within the state, tax credits, financial grants, tax deductions, financial assistance, tax exemptions and fuel rebate programs. These incentives are meant to lower the end-users’ cost of biodiesel in comparison to petroleum diesel. The elimination or significant reduction in the federal excise tax incentive program or state incentive programs benefiting biodiesel could adversely affect our anticipated results of operations and financial condition.

Reductions in support of biodiesel from government, consumer or special interest groups could adversely impact our business plan and our anticipated results of operation and financial condition.

Federal and state governments in the United States and governments abroad have implemented incentives and mandates in support of biodiesel. Similarly, there has been support from consumers and special interest groups, such as agricultural and environmental groups. Support has even come from the petroleum industry itself, such as BP’s (formerly known as British Petroleum) “beyond petroleum” marketing campaign, and the automobile industry, such as General Motors’ “live green, go yellow” flex-fuel ethanol marketing campaign. The loss of these incentives, including the failure to renew incentives that terminate, could adversely affect our anticipated results of operations and financial condition.

A substantial reduction in crude petroleum oil prices could have an adverse impact on our contemplated business plan by making biodiesel fuel relatively more expensive compared to petrodiesel. Were such a reduction to occur, it would likely adversely affect our anticipated results of operation and financial condition.

There tends to be a historical relationship between the price of diesel #2 and biodiesel. Biodiesel has historically been between $0.10/gallon and $0.90/gallon more expensive. There is no assurance that this relationship will prevail. Crude oil prices may continue to fluctuate and have dramatic impact on biodiesel prices. There is no assurance that we will be able to produce biodiesel for a cost that is economically practical when compared to the cost to produce petrodiesel. However, if the price of crude petroleum oil should drop substantially, this could have a material adverse effect on the entire biodiesel industry and us.

Strategic relationships with feedstock suppliers, fabricators, building contractors, equipment suppliers and other unrelated third parties on which we rely are subject to change.

Our ability to develop our business will depend on our ability to identify feedstock suppliers, construction contractors, equipment fabricators and customers and to enter into suitable commercial arrangements with those suppliers, contractors, fabricators and customers. Our success in this area will also depend on our ability to select and evaluate suitable projects as well as to consummate transactions in a highly competitive environment.

The demand for construction and contract manufacturing companies that are qualified to build biodiesel production plants and equipment has increased. Some companies report that their construction backlogs are as many as four years. We do not have the capability in-house to manufacture the Plasma 2000 Reactor, Nano Biodiesel Reactor System, or construct and fabricate the entire Bioforce 9000 biodiesel production plant and equipment. We intend to rely on strategic relationships with third-party construction and fabrication companies some of which we have not yet developed. Furthermore, the recent growth in biodiesel plant construction has caused a backlog on certain specialized equipment. One example of such specialized equipment is centrifuges for which there is a reported backlog of six months for some models. The failure to secure agreements with construction companies and/or for the requisition of such specialized equipment may adversely affect our anticipated results of operations and financial condition.

To develop our business, we plan to use the business relationships of our management to form strategic relationships. These relationships may take the form of joint ventures with other private parties or local government bodies, contractual arrangements with other companies including those that supply feedstock that we will use in our business, or minority investments from third parties. We may not be able to establish these strategic relationships, or, if established, we may not be able to maintain these relationships, particularly if members of the management team leave us. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to incur or undertake to fulfill our obligations to these partners or maintain these relationships. If we do not successfully establish or maintain strategic relationships, we may not be able to achieve our business goals and that could adversely affect our anticipated results of operations and financial condition.

Environmental risks and regulations may adversely affect our business.

All phases of designing, constructing and operating biodiesel refineries present environmental risks and hazards.  We are subject to environmental regulation implemented or imposed by a variety of federal, state and municipal laws and regulations as well as international conventions.  Among other things, environmental legislation provides for restrictions and prohibitions on spills and discharges, as well as emissions of various substances produced in association with biodiesel fuel operations.  Legislation also requires that facility sites be operated, maintained, abandoned and reclaimed in such a way that would satisfy applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material.  Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability, as well as potentially increased capital expenditures and operating costs.

The presence or discharge of pollutants in or into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such presence or discharge.  If we are unable to remediate such conditions economically or obtain reimbursement or indemnification from third parties, our financial condition and results of operations could be adversely affected. In addition, environmental regulatory standards for emissions into the air may adversely affect the market for biodiesel.   We cannot give assurance that the application of environmental laws to our business will not cause us to limit our production, to significantly increase the costs of our operations and activities, to reduce the market for our products or to otherwise adversely affect our financial condition, results of operations or prospects.

We may be adversely affected by environmental, health and safety laws, regulations and requirements, any of which could require us to pay or satisfy costs or incur expenses substantially in excess of our business plan.

As we pursue our business plan, we will become subject to various federal, state, local and foreign environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. The cost of compliance with environmental, health and safety laws could be significant. A violation of these laws, regulations and/or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns, as well as civil liabilities to affected property owners. In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require us to make additional significant expenditures.

The hazards and risks associated with producing and transporting biodiesel, in particular due to the presence of methanol (such as fires, natural disasters, explosions and abnormal pressures and blowouts) may also result in personal injury claims or damage to property and third parties. As protection against operating hazards, we intend to maintain insurance coverage against some, but not all, potential losses. However, we could sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury or damage to our property or third parties or other losses that are not fully covered by insurance could have a material adverse effect on the anticipated results of our contemplated operations and financial condition.

Government Regulation

The Company does not believe that we will be subject to existing federal and state regulatory commissions governing traditional petroleum and other regulated entities. The Company does believe that its product and installation will be subject to oversight and regulation at the local level in accordance with state and local ordinances relating to building codes, safety, pipeline connections and related matters. Such regulation may depend, in part, upon whether a system is placed outside or inside the building. At this time, we do not know which jurisdictions, if any, will impose regulations upon our product or installation. We also do not know the extent to which any existing or new regulations may impact our ability to distribute, install and service our product. Once our product reaches the commercialization stage and we begin distributing our systems to our target markets, federal, state or local government entities or competitors may seek to impose regulations. We intend to encourage the standardization of industry codes to avoid having to comply with differing regulations on a state-by-state or locality-by-locality basis.

We depend on key members of our management team; the loss of any of these persons could adversely affect our anticipated results of operations and financial condition.

Our success is largely dependent upon the efforts, direction and guidance of our founders, Roman Gordon, our Chairman of the Board and Chief Executive Officer, and Igor Gorodnitsky, our President and R.L. Hartshorn our Chief Financial Officer. Mr. Gordon and Mr. Gorodnitsky invented our Intellectual Properties and have business skills and expertise upon which we rely for the execution of our business plan. While both of these key persons can conceivably be replaced by others with similar skills, including certain members of our Board of Directors and Advisory Boards, we can provide no assurance that such persons can be identified or their services secured, that we will have the resources to secure their services, or that they would be able to fully realize our potential. The loss of Mr. Gordon or Mr. Gorodnitsky could have a material adverse effect upon our results of operations and financial condition and would likely delay or prevent the achievement of our contemplated business objectives. We do not maintain “key person” life insurance for any of our officers.

Our failure to properly manage growth could adversely affect our business.

In order to implement our business strategy, we will be required to effectively manage a rapid growth environment on a number of different fronts at one time. To manage any future growth effectively, we must create a sales, marketing and production management team and capability that can manage diversified product lines and their respective sales, marketing and production teams, primarily services provided by others through distribution agreements. Additionally, we will be required to integrate new personnel and manage expanded operations over and above those existing in our operating companies.

We are subject to environmental laws and ASTM standards and regulations and a failure to comply with such laws and regulations could have a material adverse effect on our business.

Successful testing has been performed and completed with different types and qualities of oils such as crude canola, crude degummed and non-degummed soy oils, and tallow and yellow greases. This testing rendered samples of the finished biodiesel product which has successfully completed ASTM standardized testing and approval from Midwest Laboratories, Inc., a certified laboratory.

Our business may be subject to product liability claims relating to equipment performance and use of our products that exceed our insurance coverage.

Product liability insurance is increasingly costly to obtain and the scope of coverage is reduced. As a consequence, we may be required to assume more risk in the future. If we are subject to claims or suffer a loss or damage in excess of our insurance coverage, we will be required to cover the amounts in excess of our insurance limits. If we are subject to claims or suffer a loss or damage that is outside of our insurance coverage, we may incur significant costs associated with loss or damage that could have an adverse effect on our financial position and results of operations. Furthermore, any claims made on our insurance policies may impact our ability to obtain or maintain insurance coverage at reasonable costs or at all.

We are planning to procure an occurrence-based product liability insurance policy with limits of $5,000,000 in the aggregate and a deductible of $50,000 per claim using the proceeds from this Offering, but we may need to increase and expand this coverage commensurate with our expanding business. Any product liability claims brought against us, with or without merit, could result in:

* substantial costs of related litigation or regulatory action;

* substantial monetary penalties or awards;

* decreased demand for our products;

* reduced revenue or market penetration;

* injury to our reputation;

* an inability to establish strategic relationships;

* increased product liability insurance rates; and

* prevention of securing continuing coverage.

Product liability claims against us, particularly to the extent not covered by insurance, could harm our business, financial conditions and results of operations.

We may not be able to compete successfully against present or future competitors.

We believe that biodiesel equipment manufacturing and production facilities in the biodiesel sector represent one of the fastest growing segments in biodiesel development and marketing. We believe that it is generally recognized in the industry that cavitation technology will lead the way. As a result, potential competitors who are larger, more established and who have far greater resources are applying considerable resources to research and development. Although we are confident that our pending patent applications provide us protection against the same or similar products being introduced by larger competitors in the interim, we can provide no assurance that patents will be issued or that we will have the resources to defend our proprietary rights or that a superior procedure, process or technique will not be introduced by a larger, better financed competitor that will effectively compete with ours.

A significant measure of our success will depend on our ability to obtain and enforce patent rights to our technology.

The area of biodiesel production and equipment manufacturing for biodiesel production is advancing rapidly and is an area of major focus of many companies that are significantly larger and have considerably more resources than we do. Even if we are successful in patenting and exploiting all of our present technologies to their maximum potential, there will still be competitors that are larger and more powerful. Major oil companies have already taken notice of this trend, some as a potential threat to a profitable legacy product and others as a potential opportunity to gain a market advantage.

To date, we have not yet generated any revenue from sales of our intellectual properties.

To date, we have not generated any revenue from sales of products related to our intellectual properties and have not yet received patent protection or regulatory approval. In addition none of these properties has been commercially tested. Furthermore, a significant market exists for our intellectual properties in the European Union, and we anticipate that we will be required to obtain separate EU regulatory approval and patent protection for all of our intellectual properties. Obtaining such approvals may significantly delay or preclude marketing our products in this important market, which would significantly impact our revenues and earnings in the future.

Our success will depend in part on our ability to protect our intellectual property.

Our success, competitive position and future revenues will depend in large part on our ability, to obtain, secure and defend patent protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights, and to operate without infringing on the proprietary rights of third parties. Our interest in these rights is complex and uncertain.

We have one U.S. patent pending application for our Plasma 2000 technology for biodiesel production in the United States and internationally. We expect that this patent will be approved and expire between 2018 and 2023. We will seek to obtain additional patents that we believe may be required to commercialize our products, technologies and methods. We also expect to apply for patent protection in several foreign jurisdictions. We anticipate filing additional patent applications both in the United States and in other countries, as appropriate. However, we cannot predict:

* The degree and range of protection any patents will afford us against competitors, including whether third parties will find ways to invalidate or otherwise circumvent our patents;

* If and when patents will be issued;

* If our issued patents will be valid or enforceable;

* Whether others will obtain patents claiming aspects similar to those covered by our patents and patent applications; or

* Whether we will need to initiate litigation or administrative proceedings which may be costly whether we win or lose.

Even issued patents may later be found unenforceable, or be restricted or invalidated in proceedings instituted by third parties before various patent offices and courts. Changes in either the patent laws or in the interpretation of patent laws in the United States and other countries may diminish the value of our intellectual property. We are therefore unable to predict the scope of any patent claims in our or in third-party patents that may be issued or may be enforceable.

To help protect our proprietary know-how and our inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements with our employees, consultants and advisors. If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

A dispute regarding the infringement or misappropriation of our proprietary rights or the proprietary rights of others could be costly and result in delays in our commercialization activities. Our success depends, in part, on our ability to operate without infringing on or misappropriating the property rights of others. Any legal action claiming damages or seeking to enjoin commercial activities relating to the affected products, methods, and processes could require us to obtain a license to continue to use, manufacture or market the affected products, methods or processes, which may not be available on commercially reasonable terms, if at all, or could prevent us from making, using or selling the subject matter claimed in patents held by others and subject us to potential liability damages or could consume a substantial portion of our managerial and financial resources whether we win or lose.

Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain.

Our success depends significantly on our ability to protect our intellectual property and proprietary technologies. We intend to rely on patent pending and any future issued patent protection as well as a combination of trade secret, trademark and copyright laws, and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage.

Our pending patent applications may not issue as patents or may not issue in a form that will be advantageous to us. Any patents we do obtain may be challenged by re-examination, opposition or other administrative proceeding, or may be challenged in litigation, and such challenges could result in a determination that the patent is invalid. In addition, competitors may be able to design alternative methods or devices that avoid infringement of our patents. To the extent our intellectual property protection offers inadequate protection, or is found to be invalid, we are exposed to a greater risk of direct competition. If our intellectual property does not provide adequate protection against our competitors’ products, our competitive position could be adversely affected, as could our business.

Both the patent application process and the process of managing patent disputes can be time consuming and expensive. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against challenges from others.

We could become subject to litigation that could be costly, result in the diversion of our management’s time and efforts, and require us to pay damages or prevent us from selling our products.

Whether or not a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. Our competitors may assert that they own U.S. or foreign patents containing claims that cover our products, their components or the methods we employ in the manufacture or use of our products. In addition, we may become a party to an interference proceeding declared by the U.S. Patent and Trademark Office to determine the priority of invention. Because patent applications can take many years to issue and in many instances at least 18 months to publish, there may be applications now pending of which we are unaware, which may later result in issued patents that contain claims that cover our products.

There could also be existing patents of which we are unaware, that contain claims that cover one or more components of our products. As the number of participants in our industry increases, the possibility of patent infringement claims against us also increases.

Risks Related to our Securities

Our common stock may be affected by limited trading volume and may fluctuate significantly. Substantial fluctuations in our stock price could significantly reduce the price of our stock.

There has been a limited public market for our common stock and there can be no assurance an active trading market for our common stock will develop. This could adversely affect our shareholders’ ability to sell our common stock in short time periods or possibly at all. Our common stock has experienced and is likely to experience significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends; announcements of developments related to our business; fluctuations in our operating results; announcements of technological innovations, new products or enhancements by us or our competitors; general conditions in the markets we serve; general conditions in the U.S. or world economy; developments in patents or other intellectual property rights; the performance of our eligible portfolio companies; and developments in our relationships with our customers and suppliers. Substantial fluctuations in our stock price could significantly reduce the price of our stock.

Our common stock is traded on the "Over-the-Counter Bulletin Board," which may make it more difficult for investors to resell their shares due to suitability requirements.

Our common stock is currently traded on the Over the Counter Bulletin Board (OTCBB) where we expect it to remain in the foreseeable future. Broker-dealers often decline to trade in OTCBB stocks given the market for such securities are often limited, the stocks are more volatile, and the risk to investors is greater. These factors may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares. This could cause our stock price to decline.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations and the Financial Industry Regulatory Authority’s sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

If we do not implement necessary improvements to our internal control over financial reporting in an efficient and timely manner, or if we discover additional deficiencies and weaknesses in existing systems and controls, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our share price.

Our ability to manage our operations and growth requires us to maintain effective operations, compliance and management controls, as well as internal control over financial reporting. As a result of an evaluation of our disclosure controls and procedures, we have identified material weaknesses in our internal control over financial reporting.

Accordingly, we have concluded that we have material weaknesses in our disclosure controls and procedures. Our internal controls over financial reporting are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with accounting principles generally accepted in the United States, or GAAP. We have concluded that our controls are not effective because of the following deficiencies:

•	We have a shortage of qualified information technology and financial reporting personnel due to our historically limited financial resources.

•	We did not maintain effective controls to ensure there is timely analysis and review of accounting records, spreadsheets and supporting data.

•	We did not effectively monitor access to, or maintain effective controls over changes to, certain financial application programs and related data.

•
We do not maintain a sufficient level of information technology personnel to execute general computing controls over our information technology structure, which include implementing and assessing information technology policies and procedures.

•	We did not adequately segregate duties within our critical financial reporting applications, the related modules and financial reporting processes.

The deficiency identified in the first bullet above created several adjustments to our 2007 and 2008 financial statements, which were not detected initially by management. The adjustments were related to calculation of the value of options and warrants issued, the calculation of the value of Preferred stock issued and the proper timing of expenditures and amortization. The remaining deficiencies did not result in audit adjustments to our 2007 and 2008 financial statements. However, any of these control deficiencies could result in a material misstatement of significant accounts or disclosures that would result in a material misstatement to our interim or annual consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that each of these control deficiencies constitutes a material weakness.

We have begun to, or are intending to, take various measures to remediate our material weaknesses. In November 2008, we engaged finance and accounting consultants to ensure that there are sufficient resources with the technical abilities to prepare our financial statements and disclosures in accordance with GAAP. We have begun to assess our accounting software, as well as our general ledger accounting system, which we hope will help us establish mitigating controls to compensate for risks due to lack of segregation of duties. In addition, we are taking steps to analyze processes and whom is responsible for performing them in the hope of providing adequate review and oversight of our financial reporting. Finally, we are assessing our needs from an information technology standpoint to determine what steps are necessary to improve the controls over this area necessary for proper financial reporting.

Through these steps, we believe we are addressing the deficiencies that affected our internal control over financial reporting. However, the effectiveness of any system of internal controls is subject to inherent limitations and we cannot assure you that our internal control over financial reporting will prevent or detect all errors. Also, management may not be able to implement necessary improvements to internal control over financial reporting in an efficient and timely manner and may discover additional deficiencies and weaknesses in existing systems and controls, especially if the systems and controls are tested by an increased rate of growth or the impact of acquisitions. In addition, upgrades or enhancements to computer systems could cause internal control weaknesses. Because the remedial actions require hiring additional personnel, upgrading our information technology systems and relying extensively on manual review and approval, the successful operation of these controls for at least several quarters may be required before management may be able to conclude that the material weakness has been remediated.

We intend to continue to evaluate and strengthen our internal controls over financial reporting systems. These efforts require significant time and resources. If we are unable to establish adequate internal controls over financial reporting systems, we may encounter difficulties in the audit or review of our financial statements by our independent public accountants, which in turn may have a material adverse effect on our ability to comply with the reporting obligations imposed upon us by the Securities and Exchange Commission.

It may be difficult to design and implement effective internal control over financial reporting for combined operations as the Company integrates the business as a result of the Merger, and perhaps other acquired businesses in the future. In addition, differences in existing controls of acquired businesses may result in weaknesses that require remediation when internal controls over financial reporting are combined.

If we fail to maintain an effective system of internal control, we may be unable to produce reliable financial reports or prevent fraud. If we are unable to assert that our internal control over financial reporting is effective at any time in the future, or if our independent registered public accounting firm is unable to attest to the effectiveness of internal controls, is unable to deliver a report at all or can deliver only a qualified report, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our share price.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CAVITATION TECHNOLOGIES, INC.

You should read the following discussion and analysis of the financial condition and results of operations together with the financial statements and the related notes appearing at the end of this Current Report on Form 8-K. Some of the information contained in this discussion and analysis or set forth elsewhere in this Current Report on Form 8-K, including information with respect to our plans and related financing, includes forward-looking statements that involve risks and uncertainties. You should read the “Risk Factors” section of this Current Report on Form 8-K for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which we have prepared in accordance with GAAP (Generally Accepted Accounting Principles). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Overview

Hydrodynamic Technology, Inc. dba Cavitation Technologies, Inc (Company) was incorporated January 29, 2007, in California. We have one office in Chatsworth, California.

We are a development stage enterprise that is primarily engaged in the development of a bio-diesel fuel production system (Bioforce 9000 and the Reactor Skid). The initial focus of the Company’s research and development is the generation of products for our target market of US and International bio-diesel producers. The Company’s success will depend in part on its ability to obtain patents, maintain trade secrets, and operate without infringing on the proprietary rights of others, both in the United States and other countries. There can be no assurances that patents issued to the Company will not be challenged, invalidated, or circumvented, or that the rights granted hereunder will provide proprietary protection or competitive advantage to the Company.

We have no significant operating history and, from January 29, 2007, through June 30, 2008, we have generated a net loss of $2,681,782 since inception. Management intends to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company’s needs, or that the Company will be able to meet its future contractual obligations. Should management fail to obtain such financing, the company may curtail its operations.

Internal Controls

We have identified material weaknesses in our internal control over financial reporting, which prevent us from concluding that our disclosure controls and procedures are effective. See the risk factor regarding internal controls under the caption “Risk Factors” in Item 1A of these Form 10 disclosures, which discusses these weaknesses and describes our remediation efforts.

Results of Operations for the Six Months Ended June 30, 2008 and the Period from January 29, 2007, (Inception), through June 30, 2007

The following is a comparison of the results of operations for the Company for the six months ended June 30, 2008 and the period from January 29, 2007, (inception), through June 30, 2007 (unaudited).

		January 29, 2007,
		Inception,
		Through
	Six Months Ended	Six Months Ended
	June 30,	June 30,
	2008	2007	$Change	% Change
General and administrative expenses	$235,631	$180,973	$54,658	30.2%
Research and development expenses	1,893,024	231,562	1,661,462	717.5%
Total operating expenses	2,128,655	412,535	1,716,120	416.0%
Loss from operations	(2,128,655)	(412,535)	(1,716,120)	416.0%
Interest expense	(19,942)	(8,207)	(11,735)	143.0%
Loss before income taxes	(2,148,597)	(420,742)	(1,727,855)	410.7%
Income tax expense	-	-	-	0.0%
Net loss	$(2,148,597)	$(420,742)	$(1,727,855)	410.7%

Sales

We had no sales for the six months ended June 30, 2008 or the period from January 29, 2007, (inception), through June 30, 2007. We expect to be able to achieve sales during our fiscal year ending June 30, 2009.

General and Administrative Expenses

Our general and administrative expenses increased by $54,658, or 30.2%, for the six months ended June 30, 2008 as compared to 2007. In 2008, we incurred increased salary and related expenses of approximately $104,000 resulting from the Company having more employees. The increased salary expenses in 2008 were offset by decreased marketing and promotion related expenses of approximately $40,000 and decreased office and other administrative expenses of $10,000. These expenses were higher in 2007 due to higher one-time office and administrative expenses resulting from the inception of the company on January 29, 2007.

Research and Development Expenses

Our research and development expenses increased by $1,661,462, or 717.5% for the six months ended June 30, 2008 as compared to 2007. The increase related primarily to charges of approximately $1,823,000 associated with common stock issued to consultants on March 31, 2008 as payment for research services provided. These additional expenses in 2008 were offset with $232,000 in expenses during 2007 relating to the initial research and development costs associated with the fabrication, prototype development, and the cost of raw feed stock for testing our Bio Force system.

Liquidity and Capital Resources

In 2007 our principal source of funds was from borrowings under a line of credit agreement. At June 30, 2008, we had borrowings of $627,856 compared with $542,547 at December 31, 2007. In addition, on March 31, 2008, we raised $500,000 through the sale of 1,000,000 shares of our preferred stock.

As of June 30, 2008, we had cash of $310,929 as compared to $82 at December 31, 2007. The increase in cash as of June 30, 2008 is primarily due to the $500,000 raised at March 31, 2008 from the sale of preferred stock.

As of June 30, 2008, our total current liabilities, excluding our outstanding line of credit balance, were $56,706, compared to $6,789 at December 31, 2007. Current liabilities at June 30, 2008 included accounts payable and accrued liabilities, and represented primarily outstanding amounts for salaries and professional fees.

Management's plan is to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consumated or obtained in sufficient amounts necessary to meet the Company's needs, or that this Company will be able to meet its future contractual obligations. Should management fail to obtain such financing, this Company may curtail its operations.

Recently Issued Accounting Pronouncements

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS No, 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements for nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. SFAS 162 will be effective 60 days following the SEC’s approval. The Company does not expect that this statement will result in a change in current practice.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.  SFAS No. 161 requires enhanced disclosures about a company's derivative and hedging activities. These enhanced disclosures will discuss (a) how and why a company uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 and its related interpretations and (c) how derivative instruments and related hedged items affect a company's financial position, results of operations and cash flows. SFAS No. 161 is effective for fiscal years beginning on or after November 15, 2008, with earlier adoption allowed. We do not anticipate that the adoption of this accounting pronouncement will have a material effect on our financial statements.

In February 2008, the FASB issued FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157, which delays the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008.  Therefore, we will delay application of SFAS 157 to our nonfinancial assets and nonfinancial liabilities.  We do not anticipate that the delayed adoption of this accounting pronouncement will have a material effect on our financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No.157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for the Company for fiscal years beginning January 29, 2007. In February 2008, the FASB issued FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157, which delays the effective date of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51.  SFAS No. 160 establishes accounting and reporting standards for the non--controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS No. 160 clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests, of which the Company currently has none.  All other requirements of SFAS No. 160 shall be applied prospectively.  SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. The Company anticipates that SFAS No. 160 will not have any significant impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141(revised 2007), Business Combinations, which revises current purchase accounting guidance in SFAS 141, Business Combinations. SFAS No. 141R requires most assets acquired and liabilities assumed in a business combination to be measured at their fair values as of the date of acquisition. SFAS No. 141R also modifies the initial measurement and subsequent remeasurement of contingent consideration and acquired contingencies, and requires that acquisition related costs be recognized as expense as incurred rather than capitalized as part of the cost of the acquisition. SFAS No. 141R is effective for fiscal years beginning after December 15, 2008 and is to be applied prospectively to business combinations occurring after adoption. The impact of SFAS No. 141R on the Company’s financial statements will depend on the nature and extent of the Company’s future acquisition activities.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option of Financial Assets and Financial Liabilities. SFAS No. 159 permits companies to choose to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected by reported in earnings. SFAS No. 159 is effective as of the beginning of the entity’s first fiscal year that begins after November 15, 2007. The adoption of SFAS No. 159 did not have any significant impact on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans. FAS-158 requires employers to fully recognize the obligations associated with single-employer defined benefit pension, retiree healthcare and other postretirement plans in their financial statements. The provisions of SFAS No. 158 are effective for the Company as of the end of the fiscal year ending December 31, 2007. The adoption of SFAS No. 158 did not have any significant impact on the Company’s financial statements.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48 (“FIN-48”), Accounting for Uncertainty in Income Taxes—An interpretation of FASB Statement No. 109. FIN-48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with Statement of Financial Accounting Standards No.109, Accounting for Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, FIN-48 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN-48 is effective for the Company in fiscal years beginning January 29, 2007. The adoption of FIN-48 did not have any significant impact on the Company’s financial statements.

We do not believe that the adoption of the above recent pronouncements will have a material effect on the Company’s consolidated results of operations, financial position, or cash flows.

Critical Accounting Policies

The foregoing discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of financial statements requires management to make estimates and assumptions in applying certain critical accounting policies. Certain accounting estimates are particularly sensitive because of their significance to our consolidated financial statements and because of the possibility that future events affecting the estimates could differ markedly from current expectations. We believe that the following are some of the more critical judgment areas in the application of our accounting policies that affect our financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates. We use estimates in valuing our stock options, warrants and common stock issued for services, among other items.

Research and Development Costs

Research and development costs consist of expenditures for the research and development of new product lines and technology. These costs are primarily consulting fees and various sample parts. Research and development costs are expensed as incurred.

Description of Property

Our corporate headquarters and testing center are located in Chatsworth California. This facility consists of approximately 1,200 square feet of office space and approximately 4,000 square feet of testing facility space. This space is zoned for light manufacturing.

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock known by us to be owned beneficially as of March 7, 2008 and the date hereof by: (i) each person (including any group) that owns more than 5% of any class of the voting securities of our company; (ii) each director and officer of our company; and (iii) directors and officers as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown. The address for all directors and officers, unless otherwise indicated, is 10019 Canoga Avenue, Chatsworth, CA 91311.

Name and Address of Beneficial Owner (1)	Title of Class	Amount and Nature of Beneficial Owner	Percent of Class (1)(2)
Roman Gordon, CEO & Secretary	Common Stock	6,107,825	22%
Igor Gorodnistky President	Common Stock	6,107,825	22%
R.L. Hartshorn CFO	Common Stock	34,122	*
Tatiana Tessmer 8831 Waterfront Drive Granite Bay, CA 95746	Common Stock	2,259,356	8%
Star Tech Electric Co	Common Stock	1,1416,060	5%
Directors and Officers (as a group; three individuals)	Common Stock	12,249,772	44%

(1) A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on November 13, 2008, and the date of this Current Report.

(2) Based upon 28,030,178 issued and outstanding shares of common stock as of November 13, 2008 and as of the date of this Current Report.

* Represents less than 1%

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information regarding our current and proposed executive officers and directors:

Name	Age	Position with the Company	Served as an Director and/or Officer Since
Roman Gordon	57	Chairman of the Board, CEO and Secretary	January, 2007
Igor Gorodnitsky	47	Director, President	January , 2007
RL. Hartshorn	60	Director, CFO	September, 2008

Roman Gordon
Director, Chief Executive Officer and Secretary

Successful leader and entrepreneur who has built private and publicly-held companies. Dedicated to improving the environment and contributing to energy conservation. Civil engineer with deep appreciation for the potential applications of various types of cavitation technologies. Committed to improving our current Continuous Flow Hydrodynamic cavitation technology and developing new technologies that will help us achieve the full potential of our company. Roman received his degree from Polytechnic University, Lvov, Ukraine.

Igor Gorodnitsky
Director, President

Igor Gorodnitsky is an ambitious entrepreneur who has built a successful business. He has developed expertise in the handling and processing of hazardous waste material, and as a Senior Haz-Mat Specialist, he has coordinated and successfully completed more than 500 emergency response Haz-mat clean-ups over the past 20 years. He has coordinated and supervised Haz Mat projects, emergency and routine spill clean-ups, and confined space entry tasks. He has coordinated and scheduled manpower and purchased and scheduled equipment and materials for containment and treatment of spills. He has successfully managed, coordinated and supervised projects including Haz-scanning, sampling, lab-packing, manifesting, profiling, labeling, and other special procedures for clients including Pennzoil, Anheuser-Busch, Pepsi-Cola Bottling, and Tosco Oil Refinery. He has worked with municipalities including the city of Beverly Hills, Gardena, Glendale, Monrovia, Vernon, and Westminster. For the last 7 years, he has worked with the City of Los Angeles, Bureau of Street Maintenance and Services, on many specialized situations both emergency and routine. He is a chemist by training.

RL Hartshorn
Director, Chief Financial Officer

R.L.’s operational experience includes 14 years with a sales quota and/or P&L responsibility. He worked 15 years in international banking with Chase Manhattan and other banks in Europe, New York, and Latin America. He also spent 10 years in the IT industry where he worked with two public companies and served a 7-year adventure as VP Marketing & (Int’l) Sales for a software and advertising company. Mr. Hartshorn has advised more than 100 financial and non-financial companies and served as the lead in investment banking transactions up to $35,000,000. He holds a B.S from the U.S. Naval Academy and an MBA from the American Graduate School of International Management (Thunderbird).

Family Relationships

Roman Gordan and Igor Gorodnitsky are brothers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

•	our principal executive officer;
•	each of our two most highly compensated executive officers who were serving as executive officers at the end of our latest fiscal year who had total compensation exceeding $100,000; and,

•
up to two additional individuals for whom disclosure would have been provided under the above criteria but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year who we will collectively refer to as the Named Executive Officers, for the period from January 29, 2007, (inception), through December 31, 2007 are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Roman Gordon, CEO, Secretary(1)	2007	$125,000	(3)	Nil	Nil	Nil	Nil	Nil	Nil	$125,000	(3)
Igor Gorodnitsky, President (2)	2007	$125,000	(3)	Nil	Nil	Nil	Nil	Nil	Nil	$125,000	(3)
RL Harthshorn Chief Financial Officer(4)	2007	Nil		Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)	Roman Gordon became an Officer and Director of Hydrodynamic Technology, Inc. in January 2007 and an officer of Cavitation Technologies, Inc. on October 6, 2008.

(2)	Igor Gorodnitsky became an Officer and Director of Hydrodynamic Technology, Inc. in January 2007 and an officer of Cavitation Technologies, Inc. on October 6, 2008.

(3)	R.L. Hartshorn became an Officer and Director of Hydrodynamic Technology, Inc. in September 2008 and an officer of Cavitation Technologies, Inc. on October 6, 2008.

Outstanding Equity Awards at Fiscal Year-End

None.

Compensation of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We have not paid any director's fees or other cash compensation for services rendered as a director since our inception to the date of this report.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Other than as set out below, , we do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors:

Certain Relationship and Related Transactions

On February 2, 2007 Mr. Gordon and Mr. Gorodnitsky personally guaranteed a bank working capital bridge loan (credit line) to HydroDynamic Technology, Inc. of $700,000 at a rate of 9.75 per annum. We intend to repay this loan either from the proceeds of an equity offering or from cash flow from operations.

On October 24, 2008, we completed a share exchange involving, among others, Roman Gordan , the beneficial shareholder of approximately 22% of our issued and outstanding common shares and Igor Gorodintsky, the beneficial shareholder of approximately 22% of our issued and outstanding common stock.

The share exchange was with the former shareholders of Hydrodynamic Technology, Inc. Through this share exchange, we acquired all of the issued and outstanding shares of Hydrodynamic Technology Inc., a private California corporation. The share Exchange agreement is incorporated by reference as exhibits to this current report. In consideration for the shares we received, we issued a total of 18,750,000 shares of Common Stock to the former shareholders of Hydrodynamic Technology, Inc.

Legal Proceedings

We are not aware of any legal proceedings in which any director or officer, any proposed director or officer or any owner of record or beneficial owner of more than 5% of any class of voting securities of our company, or any affiliate of any such director or officer, proposed director or officer or security holder, is a party adverse to our company or has a material interest adverse to our company.

Market for Common Equity and Related Stockholder Matters

In the United States, our common shares are traded on the OTC Bulletin Board under the symbol “CVAT.” On November 12, 2008, the closing price of our common stock was quoted on the OTC Bulletin Board as $1.45 per share.

On November 13, 2008, the shareholders’ list for our common stock showed 40 registered stockholders and 28,130,178 shares issued and outstanding.

Nevada Agency and Trust Company is the registrar and transfer agent for our common and preferred shares. Their address is 50 West Liberty Street, Suite 88, Reno, NV 89501. Their telephone number is (775) 322-0626 and its facsimile number is (775) 322-5623.

The following quotations obtained from finance.yahoo.com reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High		Low
September 30, 2008	0.95		0.58
June 30, 2008	2.00		0.65
March 31, 2008	2.20		0.85
December 31, 2007	N/A	(2)	N/A	(2)
September 301, 2007	N/A	(2)	N/A	(2)
June 30, 2007	N/A	(2)	N/A	(2)
March 31, 2007	$0.11		$0.11
March 31, 2006	N/A	(3)	N/A	(3)

(1) Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

(2) No trades occurred during this period.

(3) Our first trade did not occur until June 15, 2006.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All shares of our common stock are entitled to an equal share of any dividends declared and paid.

Equity Compensation Plans

We do not have any equity compensation plans.

Description of Securities

As of November 13, 2008, our authorized capital stock consists of 100,000,000 shares of common stock with a par value of $0.001. As of November 13, 2008, 28,130,178 shares of our common stock were issued and outstanding. In addition, we have assumed warrants to purchase 279,800 shares of Common Stock at an exercise price of $0.75 per share and 460,645 Common Stock options at an exercise price ranging between $1.00 and $2.00 per share.

There is no provision of our articles or by-laws that would have the effect of delaying, deferring or preventing a change in control and that would operate only with respect to an extraordinary corporate transaction involving us or any of our subsidiaries, such as a merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or liquidation.

Common Stock

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of our common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our articles of incorporation, or any amendments thereto, which means that the majority of votes can elect all of the directors then standing for election. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to our common stock. The outstanding shares of our common stock are fully paid and non-assessable.

Recent Sales of Unregistered Securities

On October 24, 2008, we completed a share exchange with the former shareholders of Hydrodynamic Technology, Inc. Through this share exchange, we acquired all of the issued and outstanding shares of Hydrodynamic Technology Inc., a private California corporation. The share Exchange agreement is incorporated by reference as exhibits to this current report. In consideration for the shares we received, we issued a total of 18,750,000 shares of Common Stock to the former shareholders of Hydrodynamic Technology, Inc.

Indemnification of Directors and Officers

Our company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding as referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- By the stockholders;

- By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

- If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

- If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to section 78.751:

- does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action;

- continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Bylaws provide for the indemnification of our directors to the fullest extent permitted under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with acting as directors of our company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Audited

Report of Independent Registered Public Accounting Firm

Balance Sheets as at June 30, 2008 and December 31, 2007

Statements of Operations and Comprehensive Loss for the periods ended June 30, 2008 and December 31, 2007

Statements of Changes in Stockholders’ Equity (Deficit) for the period of January 29, 2007 through June 30, 2008

Statements of Cash Flows for the periods ended June 30, 2008 and December 31, 2007

Notes to Financial Statements

(b) Pro forma financial information.

Background Information Regarding Pro Forma Financial Information

Consolidated Pro Forma Balance Sheet As Of June 30, 2008 (Unaudited) and Notes Thereto

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Hydrodynamic Technology, Inc. dba Cavitation Technologies, Inc.

We have audited the accompanying balance sheets of Hydrodynamic Technology, Inc. dba Cavitation Technologies, Inc. (a development stage company) as of June 30, 2008 and December 31, 2007, and the related statements of operations, and cash flows for the six months ended June 30, 2008, the period from January 29, 2007 (Inception) through December 31, 2007, and the period from January 29, 2007 (Inception) through June 30, 2008 and the statement of stockholders’ deficit for the period from January 29, 2007 through June 30, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hydrodynamic Technology, Inc. dba Cavitation Technologies, Inc. as of June 30, 2008 and December 31, 2007, and the results of its operations and its cash flows for the six months ended June 30, 2008, the period from January 29, 2007 (Inception) through December 31, 2007, and the period from January 29, 2007 (Inception) through June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rose, Snyder & Jacobs
Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California
November 14, 2008

Hydrodynamic Technology, Inc. d/b/a Cavitation Technologies, Inc.
(A Development Stage Company)
Balance Sheets

	June 30,	December 31,
	2008	2007

ASSETS

Current assets:
Cash and cash equivalents	$310,929	$82
Prepaid expenses and other current assets	1,445	-
Total current assets	312,374	82

Property and equipment, net	25,306	27,569
Other assets	9,500	9,500
Total assets	$347,180	$37,151

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$56,706	$6,789
Line of credit	627,856	542,547
Total current liabilities	684,562	549,336

Commitments and contingencies

Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 million shares authorized, 1,000,000 and zero shares issued and outstanding as of June 30, 2008 and December 31, 2007, respectively	1,000	-
Common stock, $0.001 par value, 50,000,000 shares authorized, 26,065,000 and 21,000,000 issued and outstanding as of June 30, 2008 and December 31, 2007, respectively	26,065	21,000
Additional paid-in capital	2,365,214	-
Deficit accumulated during the development stage	(2,729,661)	(533,185)
Total stockholders' deficit	(337,382)	(512,185)
Total liabilities and stockholders' deficit	$347,180	$37,151

See accompanying notes, which are an integral part of these financial statements

Hydrodynamic Technology, Inc. d/b/a Cavitation Technologies, Inc.
(A Development Stage Company)
Statements of Operations

		January 29, 2007,	January 29, 2007,
		Inception,	Inception,
	Six Months Ended	Through	Through
	June 30,	December 31,	June 30,
	2008	2007	2008

General and administrative expenses	$235,631	$256,710	$492,341
Research and development expenses	1,893,024	241,790	2,134,814
Total operating expenses	2,128,655	498,500	2,627,155
Loss from operations	(2,128,655)	(498,500)	(2,627,155)
Interest expense	(19,942)	(34,685)	(54,627)
Loss before income taxes	(2,148,597)	(533,185)	(2,681,782)
Income tax expense	-	-	-
Net loss	$(2,148,597)	$(533,185)	$(2,681,782)

Net loss available to common shareholders per share:
Basic and Diluted	$(0.09)	$(0.03)

Weighted average shares outstanding:
Basic and Diluted	23,532,500	21,000,000

Hydrodynamic Technology, Inc. d/b/a Cavitation Technologies, Inc.
(A Development Stage Company)
Statements of Stockholders’ Deficit

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Issuance of common stock for services on
January 29, 2007, inception	-	$-	21,000,000	$21,000	$-	$-	$21,000

Net loss						(533,185)	(533,185)

Balance at December 31, 2007	-	-	21,000,000	21,000	-	(533,185)	(512,185)

Preferred stock sold for cash	1,000,000	1,000			499,000		500,000
Common stock issued as payment for services			5,065,000	5,065	1,818,335		1,823,400
Warrants issued in connection with sale of preferred stock					47,879	(47,879)	-
Net loss						(2,148,597)	(2,148,597)

Balance at June 30, 2008	1,000,000	$1,000	26,065,000	$26,065	$2,365,214	$(2,729,661)	(337,382)

The accompanying notes are an integral part of these financial statements

Hydrodynamic Technology, Inc. d/b/a Cavitation Technologies, Inc.
(A Development Stage Company)
Statements of Cash Flows

		January 29, 2007 Inception	January 29, 2007 Inception
	Six Months Ended	Through	Through
	June 30,	December 31,	June 30,
	2008	2007	2008

Operating activities:
Net loss	$(2,148,597)	$(533,185)	$(2,681,782)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	2,263	3,143	5,406
Common stock issued for services	1,823,400	20,990	1,844,390
Effect of changes in:
Prepaid expenses and other current assets	(1,445)	-	(1,445)
Deposits	-	(9,500)	(9,500)
Accounts payable and accrued expenses	49,917	6,799	56,716
Net cash used in operating activities	(274,462)	(511,753)	(786,215)

Investing activities:
Purchase of property and equipment	-	(30,712)	(30,712)
Net cash used in investing activities	-	(30,712)	(30,712)

Financing activities:
Proceeds from line of credit borrowings	85,309	542,547	627,856
Proceeds from sales of preferred stock	500,000	-	500,000
Net cash provided by financing activities	585,309	542,547	1,127,856
Net increase in cash	310,847	82	310,929
Cash, beginning of period	82	-	-
Cash, end of period	$310,929	$82	$310,929

Supplemental disclosures of cash flow information:
Cash paid for interest	$19,942	$34,685	$54,627
Cash paid for income taxes	$800	$1,050	$1,850
Supplemental disclosure of non-cash investing and financing activities:
Dividend issued to preferred shareholders	$47,879	$-	$47,879

See accompanying notes, which are an integral part of these financial statements

Hydrodynamic Technology, Inc. d/b/a Cavitation Technologies, Inc.
(A Development Stage Company)
Notes to Financial Statements

1. NATURE OF BUSINESS AND GOING CONCERN

Hydrodynamic Technology, Inc. dba Cavitation Technologies, Inc (Company) was incorporated on January 29, 2007, in California. The Company has one office in Chatsworth, California.

The Company is a development stage entity and is primarily engaged in the development of a bio-diesel fuel production systems (Bioforce 9000 and the Reactor Skid). The initial focus of the Company’s research and development will be the generation of products for our target market of US and International biodiesel producers. The Company’s success will depend in part on its ability to obtain patents, maintain trade secrets, and operate without infringing on the proprietary rights of others, both in the United States and other countries. There can be no assurances that patents issued to the Company will not be challenged, invalidated, or circumvented, or that the rights granted hereunder will provide proprietary protection or competitive advantage to the Company.

The Company has no significant operating history and, from January 29, 2007, (inception), through June 30, 2008, has generated a net loss of $2,681,782. The Company also has negative cash flow from operations and negative net equity. The accompanying financial statements for the six months ended June 30, 2008 and the period from January 29, 2007, (inception), through December 31, 2007 have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.

Management’s plan is to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company’s needs, or that the Company will be able to meet its future contractual obligations. Should management fail to obtain such financing, the company may curtail its operations.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from an inability of the Company to continue as a going concern.

2. SIGNIFICANT ACCOUNTING POLICIES

Year-End - The Company changed its year-end from December 31 to June 30, effective June 30, 2008.

Development Stage Enterprise - The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting by Development-Stage Enterprises”. A development-stage enterprise is one in which planned principal operations have not commenced, or if its operations have commenced, there has been no significant revenue generated.

Advertising costs - Advertising costs incurred in the normal course of operations are expensed as incurred. Advertising expense was $2,095 and $52,989 for the six month ended June 30, 2008 and the period from January 29, 2007, (inception), through December 31, 2007, respectively. Total cumulative advertising expense for the period from January 29, 2007, (inception), through June 30, 2008 amounted to $55,084.

Cash and cash equivalents  - The Company considers all highly liquid short-term investments, with original maturities of three months or less, to be cash equivalents.

Comprehensive income (loss) - The Company has no components of other comprehensive income. Accordingly, the net loss equals comprehensive loss for all periods.

Concentrations - All of the Company’s operations are located in California. As a result, the Company is sensitive to negative occurrences in markets where the Company is located, and particularly susceptible to adverse trends and economic conditions including labor markets. In addition, given geographic concentration, negative publicity regarding our operations in California could have a material adverse effect on the Company’s business and operations, as could other regional occurrences such as local strikes, earthquakes or other natural disasters.

Earnings (loss) per share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share are computed using the weighted-average number of outstanding common shares during the applicable period. Diluted earnings (loss) per share are computed using the weighted-average number of common stock and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is anti-dilutive. Stock options are anti-dilutive when the exercise price of the options is greater than the average market price of the common stock for the period or when the results from operations are a net loss, as is the case for the for the six months ended June 30, 2008 and the period from January 29, 2007, (inception), through December 31, 2007. The following is a summary of the earnings per share calculation for the six months ended June 30, 2008, as well as the period from January 29, 2007, (inception), through December 31, 2007.

		January 29, 2007,
	Six Months	Inception,
	Ended	Through
	June 30,	December 31,
	2008	2007
Net loss	$(2,148,597)	$(533,185)
Dividend to preferred shareholders	(47,879)	-
Net loss available to common shareholders	$(2,196,476)	$(533,185)

Net loss available to common shareholders per share:
Basic and Diluted	$(0.09)	$(0.03)

Weighted average shares outstanding:
Basic and Diluted	23,532,500	21,000,000

Estimates - Preparing the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments - The Company‘s financial instruments, including accounts payable and accrued liabilities, are carried at cost, which approximates their fair value due to the relatively short maturity of these instruments. As of June 30, 2008 and December 31, 2007, the line of credit had stated borrowing rates that are consistent with those currently available to the Company and, accordingly, the Company believes that the carrying value of these debt instruments approximates their fair value.

Income Taxes - Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The likelihood of realizing the tax benefits related to a potential deferred tax asset is evaluated, and a valuation allowance is recognized to reduce that deferred tax asset if it is more likely than not that all or some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are calculated at the beginning and end of the year; the change in the sum of the deferred tax asset, valuation allowance, and deferred tax liability during the year generally is recognized as a deferred tax expense or benefit. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Property and equipment - Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements. The estimated useful lives for property and equipment categories are as follows:

Office equipment	5 years
Furniture and fixtures	7 years

Research and Development Costs -  Research and development costs, which relate primarily to the development, design and testing of preproduction prototypes and models, are expensed as incurred. Such costs, were $1,893,024 for the six months ended June 30, 2008 and $241,790 for the period from January 29, 2007, (inception), through December 31, 2007.

Share Based Payment - The Company accounts for its share-based compensation under the provisions of FASB Statement No. 123(R), Share-Based Payment, (“SFAS 123R”).

In order to determine compensation on options issued to consultants, and employees’ options, the fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model. The Company estimates the requisite service period used in the Black-Scholes calculation based on an analysis of vesting and exercisability conditions, explicit, implicit, and/or derived service periods, and the probability of the satisfaction of any performance or service conditions. The Company also considers whether the requisite service has been rendered when recognizing compensation costs.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of FAS 123R and Emerging Task Force Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services. Compensation expense related to equity instruments issued to non-employees is recognized as the equity instruments vest.

Recent accounting pronouncements - Accounting standards promulgated by the Financial Accounting Standards Board (“FASB”) change periodically. Changes in such standards may have an impact on the Company’s future financial position.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS No, 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements for nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. SFAS 162 will be effective 60 days following the SEC’s approval. The Company does not expect that this statement will result in a change in current practice.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.  SFAS No. 161 requires enhanced disclosures about a company's derivative and hedging activities. These enhanced disclosures will discuss (a) how and why a company uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 and its related interpretations and (c) how derivative instruments and related hedged items affect a company's financial position, results of operations and cash flows. SFAS No. 161 is effective for fiscal years beginning on or after November 15, 2008, with earlier adoption allowed. We do not anticipate that the adoption of this accounting pronouncement will have a material effect on our financial statements.

In February 2008, the FASB issued FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157, which delays the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008.  Therefore, we will delay application of SFAS 157 to our nonfinancial assets and nonfinancial liabilities.  We do not anticipate that the delayed adoption of this accounting pronouncement will have a material effect on our financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No.157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for the Company for fiscal years beginning January 29, 2007. In February 2008, the FASB issued FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157, which delays the effective date of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51.  SFAS No. 160 establishes accounting and reporting standards for the non--controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS No. 160 clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests, of which the Company currently has none.  All other requirements of SFAS No. 160 shall be applied prospectively.  SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. The Company anticipates that SFAS No. 160 will not have any significant impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, which revises current purchase accounting guidance in SFAS 141, Business Combinations. SFAS No. 141R requires most assets acquired and liabilities assumed in a business combination to be measured at their fair values as of the date of acquisition. SFAS No. 141R also modifies the initial measurement and subsequent remeasurement of contingent consideration and acquired contingencies, and requires that acquisition related costs be recognized as expense as incurred rather than capitalized as part of the cost of the acquisition. SFAS No. 141R is effective for fiscal years beginning after December 15, 2008 and is to be applied prospectively to business combinations occurring after adoption. The impact of SFAS No. 141R on the Company’s financial statements will depend on the nature and extent of the Company’s future acquisition activities.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option of Financial Assets and Financial Liabilities. SFAS No. 159 permits companies to choose to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected by reported in earnings. SFAS No. 159 is effective as of the beginning of the entity’s first fiscal year that begins after November 15, 2007. The adoption of SFAS No. 159 did not have any significant impact on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans. FAS-158 requires employers to fully recognize the obligations associated with single-employer defined benefit pension, retiree healthcare and other postretirement plans in their financial statements. The provisions of SFAS No. 158 are effective for the Company as of the end of the fiscal year ending December 31, 2007. The adoption of SFAS No. 158 did not have any significant impact on the Company’s financial statements.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48 (“FIN-48”), Accounting for Uncertainty in Income Taxes—An interpretation of FASB Statement No. 109. FIN-48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with Statement of Financial Accounting Standards No.109, Accounting for Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, FIN-48 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN-48 is effective for the Company in fiscal years beginning January 29, 2007. The adoption of FIN-48 did not have any significant impact on the Company’s financial statements.

3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of June 30, 2008 and December 31, 2007.

	June 30,	December 31,
	2008	2007

Leasehold improvements	$2,475	$2,475
Furniture and fixtures	26,837	26,837
Office equipment	1,400	1,400

	30,712	30,712

Less: accumulated depreciation	(5,406)	(3,143)

	$25,306	$27,569

Depreciation and amortization expense was $2,263 and $3,143 for the six months ended June 30, 2008 and the period from January 29, 2007, (inception), through December 31, 2007, respectively. Total cumulative depreciation and amortization expense for the period from January 29, 2007, (inception), through June 30, 2008 amounted to $5,406.

4. LINE OF CREDIT

On February 2, 2007, the Company contracted a $700,000 revolving line of credit from National Bank of California. The line of credit bears interest at Prime plus 1%, which was 6% (1% plus 5% prime rate) at June 30, 2008 and 9.25% at December 31, 2007. The balance outstanding under this line of credit was $627,856 at June 30, 2008 and $542,547 at December 31, 2007. The maturity date of this loan was July 2, 2008, but was extended to January 2, 2009. This line of credit is personally guaranteed by the Company’s principals, and secured by the assets of the Company.

5. COMMITMENTS AND CONTINGENCIES

Credit and concentration risk  - The Company maintains deposit accounts in a single financial institution. From time to time, cash deposits may exceed Federal Deposit Insurance Corporation limits. As of June 30, 2008 and December 31, 2007 the amount that exceeds FDIC limits is $211,000 and $0, respectively.

Lease agreements. On January 9, 2007, the Company entered into a 3-year lease agreement for approximately 5,000 square feet of office space located at 10019 Canoga Ave., Chatsworth, CA 91311. The lease provides for monthly rental payments, including parking and utilities of $4,750 for the first 12 months, and cost of living adjustments according to the Consumer Price Index for All Urban Customers at a rate not less than 3% per annum, and not greater than 6% per annum. As of June 30th, 2008 and December 31st, 2007, the Company has security deposit of $9,500 associated with this lease.

Future minimum annual lease payments under the existing agreement are as follows:

Year ending June 30,
2009	$59,788
2010	$62,479
Total	$122,267

Total rental expense was $28,500 for the six months ended June 30, 2008 and $52,250 for the period from January 29, 2007, (inception), through December 31, 2007. Total cumulative rent expense for the period from January 29, 2007, (inception), through June 30, 2008 amounted to $80,750.

6. STOCKHOLDERS’ EQUITY

Authorized shares - The Company is currently authorized under its Amended and Restated Certificate of Incorporation to issue two classes of stock, designated Common Stock and Preferred Stock. The total number of shares of Common Stock which this corporation shall have authority to issue is 50,000,000 shares. Total number of shares of Preferred Stock which this corporation shall have authority to issue is 10,000,000 shares, of which 4,000,000 shares are designated Series A Preferred Stock and 2,000,000 are designated as Series A-1 Preferred Stock. The remaining 4,000,000 wholly unissued shares of Preferred Stock may be issued from time to time in one or more series, with rights, preferences and privileges established by the Board of Directors. Each share of Common Stock and Preferred Stock has a par value of $.001.

Series A Preferred Stock - As of June 30, 2008, the Company had not issued shares of its Series A Preferred Stock.

Series A-1 Preferred Stock - As of June 30, 2008, the Company issued 200,000 units comprised of five shares of its Series A-1 Preferred Stock and one warrant to purchase one share of common stock at $0.75 per share for a total consideration of $500,000.

Conversion rights - Shares of Series A and A-1 Preferred Stock are convertible, at the option of the holder thereof, at any time into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Issuance Price by the Conversion Price in effect at the time of conversion. The Issuance Price for the Series A Preferred Stock shall be $2.00 and the Issuance Price for the Series A-1 Preferred Stock shall be $0.50. The Conversion Price for the Series A Preferred Stock shall initially be $2.00, and the Conversion Price for the Series A-1 Preferred Stock shall initially be $0.50. The number of shares of Common Stock into which a share of Series A Preferred Stock or Series A-1 Preferred Stock is convertible is hereinafter referred to as the “Conversion Rate” of the Series A Preferred Stock or Series A-1 Preferred Stock, as the case may be.

Dividends - The holders of the Series A Preferred Stock and Series A-1 Preferred Stock shall be entitled to receive , out of any funds legally available therefore, dividends at the rate of $0.12 and $0.05 per share per annum, respectively, payable in preference to any payment of any dividend on Common Stock. After payment of such dividends, any additional dividends declared shall be payable entirely to the holders of Common Stock. The right of the holders of Series A Preferred Stock to receive dividends shall be cumulative, and shall accrue to holders of Series A Preferred Stock if such dividends are not paid in any prior year. The cumulative dividend at June 30, 2008 was $12,500 for Series A-1 Preferred Stock.

Liquidation Preference - In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of Series A Preferred Stock and Series A-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of Common Stock by reason of their ownership thereof, the amount of $.50 per share for each share of Series A Preferred Stock and Series A-1 Preferred Stock then held by them, representing a total liquidation value of $500,000 and $0 at June 30, 2008 and December 31, 2007, respectively, and, in addition, an amount equal to unpaid dividends on the Series A or A-1 Preferred Shares, as the case may be, but no more. If the assets and funds thus distributed among the holders of Series A and A-1 Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed among the holders of Series A and A-1 Preferred Stock in proportion to the full aforesaid preferential amounts to which such holder is entitled. After payment or setting apart of payment has been made to the holders of Series A and A-1 Preferred Stock of the preferential amounts so payable to them, the holders of Common Stock shall be entitled to receive pro rata the remaining assets of the corporation. In the event of a liquidation, winding up or dissolution in which the value of the corporation, or assets of the corporation, or the value received by the shareholders of the corporation exceeds $250,000,000, then the holders of the Series A Preferred Stock shall not receive the liquidation preference mentioned above, but shall, instead, share on a pro-rata, as converted basis, with the holders of Common Stock in the liquidation value.

Voting - The holder of each share of Preferred Stock shall be entitled to notice of any shareholders’ meeting in accordance with the bylaws if the Corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote. The holder of each share Preferred Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock could be converted on the record date for the vote or consent of shareholders. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shared of Preferred Stock held by each holder) shall be disregarded.

Stock Split - In March 2008, the board of directors approved a 2100-to-1 stock split of the Corporation’s common stock, which was distributed on March 31, 2008 to shareholders of record on January 29, 2007. Shareholders’ equity, and common stock activity for all periods presented have been restated to give retroactive recognition to the stock split. In addition, all references in the financial statements and notes to financial statements, to weighted average number of shares, per share amounts, and market prices of the Company’s common stock have been restated to give retroactive recognition to the stock split.

Warrants - On March 31, 2008 in conjunction with the issuance of 1,000,000 shares of preferred stock, the Company issued 200,000 warrants to purchase shares of common stock at an exercise price of $0.75 per share. The warrants vest immediately and have a contractual life of 5 years. The total value of the warrants issued amounted to $47,879, which has been reflected as a dividend to preferred shareholders in the accompanying financial statements. The value was determined using the Black-Scholes valuation model with input assumptions of (1) volatility of 148%, (2) expected life of 2.5 years, (3) risk free rate of 1.79%, and (4) expected dividends of zero.

7. INCOME TAXES

The Company files income tax returns in the U.S. Federal and California jurisdictions.

The Company has sustained significant net operating losses since inception, and has generated corresponding net operating loss carryforwards. We are in the process of evaluating those losses.

At June 30, 2008 and December 31, 2007, based on the weight of available evidence, including cumulative losses in recent years and expectations of future taxable income, we determined that it was not more likely than not that our deferred tax assets would not be realized. Consequently we expect to have a 100% valuation allowance offsetting our deferred tax asset principally arising from our net operating loss carryforwards.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (‘‘FIN 48’’), upon January 29, 2007, (inception). FIN 48 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues.

As the Company has no uncertain tax positions as defined in FIN 48, there are no corresponding unrecognized tax benefits.

Any future changes in the unrecognized tax benefit will have no impact on the effective tax rate due to the existence of the valuation allowance. The Company estimates that the unrecognized tax benefit will not change significantly within the next twelve months. The Company will classify income tax penalties and interest, if any, as part of general and administrative expense in its Statements of Operations. There are no interest or penalties accrued as of June 30, 2008 or December 31, 2007.

The following table summarizes the open tax years for each major jurisdiction:

Jurisdiction	Open Tax Year

Federal	2007
California	2007

As the Company has significant net operating loss carry forwards, even if certain of the Company’s tax positions were disallowed, it is not foreseen that the Company would have to pay any taxes in the near future. Consequently, the Company does not calculate the impact of interest or penalties on amounts that might be disallowed.

8. SUBSEQUENT EVENTS

On July 21, 2008, the Company adopted the 2008 Stock Option Plan (the “Plan”) that provides for the granting of stock options to certain key employees. The Plan reserves 4,000,000 shares of common stock. Options under the Plan are to be granted at no less than fair market value of the shares at the date of grant.

On August 1, 2008, the Company issued 675.000 stock options to purchase shares of the Company’s common stock at a weighted average exercise price of $1.68 per share. The options vest immediately and have a contractual life of 10 years.

On September 15, 2008, the Company issued 210,000 units comprised of five shares of its Series A-1 Preferred Stock (total of 1,050,000 preferred shares) and one warrant to purchase one share of common stock at $0.75 per share for total proceeds of $525,000, which were placed in escrow. Upon the closing of escrow on October 3, 2008, $400,000 was used to purchase the 50.5% of the outstanding shares of Bio Energy, Inc. (“Bio Energy”) and $125,000 was distributed to the Company.

On October 3, 2008, the Company consummated stock purchase agreements under which they purchased the shares of Bio Energy, Inc. common stock for a purchase price of $400,000. This resulted in the Company owning 1,262,500 shares of a total of 2,500,000 shares outstanding, or 50.5% of the outstanding securities.

On October 24, 2008, the Company entered into a share exchange agreement with Bio Energy in which Bio Energy acquired all of the outstanding shares of the Company’s shareholders. Under the terms of the share exchange agreement, the Bio Energy issued 18,750,000 of its shares of common stock and assumed 410,000 warrants and 675,000 common stock options in exchange for 100% of the outstanding shares of the Company.

(b) Pro Forma Financial Information

Background Information Regarding Pro Forma Financial Statements

On October 24, 2008, Hydrodynamic Technology, Inc. (the “Company”) and Bio Energy, Inc. (“Bio Energy”) entered into a share exchange agreement in which Bio Energy acquired all of the outstanding shares of the Company’s shareholders. Under the terms of the share exchange agreement, the Bio Energy issued 18,750,000 of its shares of common stock and assumed 410,000 warrants and 675,000 common stock options in exchange for 100% of the outstanding shares of the Company. Pursuant to the agreement, the Company’s operations will merge with Bio Energy, with the Company surviving as a wholly-owned subsidiary of Bio Energy.

The following unaudited pro forma consolidated balance sheet reflects the consolidation of the Company and Bio Energy. The unaudited pro forma consolidated balance sheet has been derived from historical financial statements of both the Company and Bio Energy. The financial statements of Bio Energy as of June 30, 2008 are contained in its Annual Report on Form 10-K filed with the SEC on September 15, 2008. The financial statements of the Company as of June 30, 2008 are contained in this filing. The unaudited pro forma consolidated balance sheet as of June 30, 2008 was prepared as if the merger had occurred on that date.

Although from a legal perspective, Bio Energy acquired the Company, from an accounting perspective, the transaction is viewed as a recapitalization of the Company accompanied by an issuance of stock by the Company for the net assets of Bio Energy. This is because Bio Energy did not have operations immediately prior to the merger, and following the merger, the Company is the operating company. The Company’s officers and directors will serve as the officers and directors of the new consolidated entity.

Given these circumstances, the transaction is accounted for as a capital transaction rather than as a business combination. That is, the transaction is equivalent to the issuance of stock by the Company for the net assets of Bio Energy, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that no goodwill or other intangible is recorded. Because the transaction is accounted for as a capital transaction, the pro-forma financial statements do not include an income statement. In addition, the pro forma balance sheet has been prepared in such a manner that the pro forma equity section reflects the total outstanding Bio Energy shares for the new merged entity. Additional, Bio Energy's accumulated deficit and additional paid-in capital accounts have been eliminated, while the Company's accumulated deficit remains.

The unaudited pro forma consolidated balance sheet has been prepared under the assumption that 100% of the Company’s shares of common stock will be converted into Bio Energy common stock.

In the opinion of management, all adjustments necessary to present fairly the pro forma consolidated balance sheet have been made based on the terms and structure of the transaction.

The unaudited pro forma consolidated balance sheet is not necessarily indicative of what actual results would have been had the transaction or issuance of Bio Energy common stock to the Company occurred at the beginning of the period nor do they purport to indicate the results of future operations of the Company and Bio Energy. The unaudited pro forma consolidated balance sheet should be read in conjunction with the accompanying notes and historical financial statements and notes to the financial statements of the Company and Bio Energy.

Consolidated Pro Forma Balance Sheet As Of June 30, 2008 (Unaudited) and Notes Thereto

			Pro Forma Adjustments
	Historical		[A]	[B]
	June 30, 2008		Issuance of	Bio Energy
	Hydrodynamic		Preferred	Share Exchange	Pro Forma
	Technology	Bio Energy, Inc.	Stock	Agreement	Combined
			(unaudited)	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$310,929	$-	$125,000		$$435,929
Prepaid expenses and other current assets	1,445	-			1,445
Total current assets	312,374	-	125,000	-	437,374

Property and equipment, net	25,306	-			25,306
Other assets, net	9,500	-			9,500
Total assets	$347,180	$-	$125,000	$-	$472,180

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$56,706	$-		$-	$56,706
Line of credit	627,856	-			627,856
Notes payable	-	19,200			19,200
Total current liabilities	684,562	19,200	-	-	703,762

Preferred stock	1,000		1,050	(2,050)	-
Common stock	26,065	2,500		(535)	28,030
Additional paid-in capital	2,365,214	60,500	123,950	(79,615)	2,470,049
Deficit accumulated during the development stage	(2,729,661)	(82,200)		82,200	(2,729,661)
Total stockholders' deficit	(337,382)	(19,200)	125,000	-	(231,582)
Total liabilities and stockholders' deficit	$347,180	$-	$125,000	$-	$472,180

[A]
On October 3, 2008, the Company issued 1,050,000 shares of its preferred stock for total proceeds of $525,000. Of the total proceeds, $400,000 was used to acquire 50.5% of the outstanding common stock of Bio Energy, and the Company received net proceeds of $125,000.

[B]
On October 24, 2008, the Company entered into a share exchange agreeement with Bio Energy, in which Bio Energy acquired all of the outstanding shares of the Company's shareholders. Pursuant to the terms of the agreement, Bio Energy issued 18,750,000 shares of its common stock, which replaced all of the existing outstanding shares of the Company. In addition to the 18,750,000 shares owned by the Company, there were an additional 1,237,500 shares (9,280,178 post forward split) shares issued and outstanding. As a result, after the impact of the share exchange agreement, there were a total of 28,030,178 shares issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 13, 2008

	By:	/s/ Roman Gordon
Roman Gordon
Chief Executive Officer